Exhibit 3.1.a

Dominion Energy, Inc.

Articles of Incorporation

As restated and further amended, effective November 3, 2021

Article I.	Name

The name of the Corporation is Dominion Energy, Inc.

Article II.	Purpose

The purpose for which the Corporation is organized is to transact any and all lawful business, not required to be specifically stated in the Articles of Incorporation, for which corporations may be incorporated under the Virginia Stock Corporation Act.

Article III.	Stock

Division A— Common Stock

The Corporation shall have authority to issue 1,750,000,000 shares of Common Stock without par value.

Dividends may be paid upon the Common Stock out of any assets of the Corporation available for dividends remaining after full dividends on the outstanding Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, with respect to all past dividend periods and the current dividend period shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Preferred Stock shall have been made.

In the event of any liquidation, dissolution or winding up of the Corporation the Board of Directors may, after satisfaction of the rights of the holders of all shares of Preferred Stock, or the deposit in trust of money adequate for such satisfaction, distribute in kind to the holders of the Common Stock all then remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any of such remaining assets of the Corporation and receive payment therefor wholly or partly in cash and/or in stock and/or in obligations and may sell all or any part of the consideration received therefor and distribute all or the balance thereof in kind to the holders of the Common Stock.

The holders of the Common Stock shall, to the exclusion of the holders of the Preferred Stock, have the sole and full power to vote for the election of directors and for all other purposes without limitation except only as otherwise recited or provided in the provisions of these Articles of Incorporation applicable to the Preferred Stock.

Subject to the provisions of these Articles of Incorporation applicable to the Preferred Stock, the Corporation may from time to time purchase or otherwise acquire for a consideration or redeem (if permitted by the terms thereof) shares of Common Stock or shares of any other class of stock hereafter created ranking junior to the Preferred Stock in respect of dividends or assets and any shares so purchased or acquired may be held or disposed of by the Corporation from time to time for its corporate purposes or may be retired as provided by law.

Division B— Preferred Stock

The Corporation shall have authority to issue 20,000,000 shares of Preferred Stock.

The Board of Directors is hereby empowered to cause any class of the Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(k) below, as shall be determined by the Board of Directors.

The shares of Preferred Stock of different classes or series may vary as to:

(a)	the designation of such class or series, the number of shares to constitute such class or series and the stated value thereof;
(b)

whether the shares of such class or series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which (i) may be general or limited, and (ii) may permit more than one vote per share;

(c)

the rate or rates (which may be fixed or variable) at which dividends, if any, are payable on such class or series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of such class;

(d)	whether the shares of such class or series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;
(e)

the amount or amounts payable upon shares of such class or series upon, and the rights of the holders of such class or series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f)

whether the shares of such class or series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;
(g)

whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any class or any other series of such class or any other securities (including common stock) and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)

the limitations and restrictions, if any, to be effective while any shares of such class or series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of such class;

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such class or series or of any other series of such class or of any other class;

(j)	the ranking (be it pari passu, junior or senior) of each class or series as to the payment of dividends, the distribution of assets and all other matters; and
(k)

any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar they are not inconsistent with the provisions of these Articles of Incorporation, to the full extent permitted in accordance with the laws of the Commonwealth of Virginia.

In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of the Preferred Stock the full preferential amounts to which they are respectively entitled under the provisions of these Articles of Incorporation applicable to the Preferred Stock, the holders of the Preferred Stock shall have no claim to any of the remaining assets of the Corporation.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other classes and series at any time outstanding.  All shares of Preferred Stock of each series shall be equal in all respects.

Division C— General Provisions

The number of authorized shares of capital stock of the Corporation, or the amount of capital represented thereby, may be increased or decreased in the manner and subject to the conditions and limitations prescribed by the laws of the Commonwealth of Virginia, as they now and may hereafter exist, and subject to the provisions hereinafter contained.

Any and all shares of Preferred Stock and Common Stock of the Corporation, at the time authorized but not issued and outstanding, may be issued and disposed of by the Board of Directors of the Corporation in any lawful manner, consistently, in the case of shares of Preferred Stock, with the requirements set forth in the provisions of these Articles of Incorporation applicable to the Preferred Stock, at any time and from time to time, for such considerations as may be fixed by the Board of Directors of the Corporation.

The Board of Directors shall have authority from time to time to set apart out of any assets of the Corporation otherwise available for dividends a reserve or reserves as working capital or for any other proper purpose or purposes, and to reduce, abolish or add to any such reserve or reserves from time to time as said board may deem to be in the interests of the Corporation; and said board shall likewise have power to determine in its discretion what part of the assets of the Corporation available for dividends in excess of such reserve or reserves shall be declared as dividends and paid to the stockholders of the Corporation.

No stockholder shall have any pre-emptive right to acquire unissued shares of the Corporation or to acquire any securities convertible into or exchangeable for such shares or to acquire any options, warrants or rights to purchase such shares.

Subject to the provisions of these Articles of Incorporation applicable to the Preferred Stock, each holder of record of outstanding shares of stock entitled to vote at any meeting of stockholders shall, as to all matters in respect of which such stock has voting power, be entitled to one vote for each share of such stock held by him, as shown by the stock books of the Corporation, and may cast such vote in person or by proxy.  Except as herein expressly provided, or mandatorily provided by the laws of the Commonwealth of Virginia, a quorum of the shares entitled to vote on a matter at any meeting shall consist of a majority of the votes entitled to be cast on the matter and, if a quorum exists, action on a matter, other than election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action.  Voting on the election of directors shall be governed by the Corporation’s bylaws and, if applicable, the provisions of any series of Preferred Stock, or in the absence of any such bylaws or Preferred Stock provisions, by the laws of the

Commonwealth of Virginia.  For matters on which the laws of the Commonwealth of Virginia provide for a supermajority vote unless a corporation’s articles of incorporation otherwise provide, the vote required for the Corporation’s stockholders to approve such matters shall be a majority of the votes entitled to be cast on the matter.

The Board of Directors of the Corporation may, by resolution, determine that only a part of the consideration which it is to receive for any shares of stock which it shall issue shall be capital and that the balance of such consideration (not greater, however, than the excess of such consideration over the par value, if any, of such shares) shall be capital surplus of the Corporation.

Article IIIA.1.75% Series A Cumulative Perpetual Convertible Preferred Stock

There shall be a series of Preferred Stock, without par value, of the Corporation, having the designation and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, as follows:

(1)

Number and Designation.  1,610,000 shares of the Preferred Stock of the Corporation shall be designated as “1.75% Series A Cumulative Perpetual Convertible Preferred Stock” (the “Convertible Preferred Stock”).

(2)

Certain Definitions.  As used in this Article IIIA, capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Purchase Contract and Pledge Agreement, a copy of which is filed with the Securities and Exchange Commission (the “SEC”) and is available at the SEC’s website, http://www.sec.gov, under the Corporation’s file number under the Exchange Act, 001‑08489.  As used in this Article IIIA, the following terms shall have the meanings given to them in this Section IIIA(2).  Any capitalized terms used but not otherwise defined herein or in the Purchase Contract and Pledge Agreement shall have the meaning set forth elsewhere in the Articles of Incorporation, unless the context otherwise requires.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning assigned to it in Section IIIA(19)(b) hereof.

“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and restated, and as further amended from time to time.

“Authorized Officer” means the Senior Officers, any Vice President, any Assistant Treasurer or any Assistant Corporate Secretary.

“Board of Directors” means the board of directors of the Corporation or a duly authorized committee of that board.

“Board of Directors Designee” means the Board of Directors or, to the extent duly authorized by such Board of Directors to act on its behalf, one or more Senior Officers.

“Business Day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Cash Settlement” shall have the meaning assigned to it in Section IIIA(9)(d)(i) hereof.

“close of business” means 5:00 p.m., New York City time.

“Closing Sale Price” per share of Common Stock means, on any date of determination, the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Closing Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Closing Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Combination Settlement” shall have the meaning assigned to it in Section IIIA(9)(d)(i) hereof.

“Common Stock” means common stock of the Corporation, no par value, subject to Section IIIA(14) hereof.

“Compounded Dividends” shall have the meaning assigned to it in Section IIIA(4)(i) hereof.

“Constituent Person” means, in respect of any Reorganization Event, a Person with which the Corporation is consolidated or into which the Corporation is merged or which merged into the Corporation or to which the relevant sale or transfer was made, as the case may be, in connection with such Reorganization Event.

“Conversion Agent” shall have the meaning assigned to it in Section IIIA(21)(a) hereof.

“Conversion Date” shall have the meaning assigned to it in Section IIIA(9)(b) hereof.

“Conversion Price” means as of any time, $1,000 divided by the Conversion Rate as of such time.

“Conversion Rate” per share of Convertible Preferred Stock means 11.2750 shares of Common Stock, subject to adjustment as set forth herein.

“Convertible Preferred Stock” shall have the meaning assigned to it in Section IIIA(1) hereof.

“Convertible Preferred Stock Director” shall have the meaning assigned to it in Section IIIA(16)(d) hereof.

“Corporation” means Dominion Energy, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia, and shall include any successor to such Corporation.

“Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount divided by 20.

“Daily Settlement Amount,” means, for each of the 20 consecutive Trading Days during the Observation Period:

(i)	cash equal to the lesser of (A) the Daily Measurement Value and (B) the Daily Conversion Value for such Trading Day; and
(ii)

to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (A) the difference between such Daily Conversion Value and the Daily Measurement Value, divided by (B) the Daily VWAP for such Trading Day.

“Daily VWAP” means, in respect of the Common Stock, on any Trading Day, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “D <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on such Trading Day until the scheduled close of trading on such Trading Day (or if such VWAP is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Corporation).

“Depositary” means DTC or its successor depositary designated by the Corporation.

“Dividend Blocker Provisions” shall have the meaning assigned to it in Section IIIA(4)(h) hereof.

“Dividend Payment Date” shall have the meaning assigned to it in Section IIIA(4)(c) hereof.

“Dividend Period” shall mean the period beginning on, and including, a Dividend Payment Date (or, if no dividends have been paid on the Convertible Preferred Stock, the date of first issuance) and ending on, but excluding, the next immediately succeeding Dividend Payment Date.

“Dividend Rate” shall have the meaning assigned to it in Section IIIA(4)(a) hereof.

“DTC” shall mean The Depository Trust Company, New York, New York.

“Effective Date” means, in respect of any Fundamental Change, the date on which such Fundamental Change occurs or becomes effective.

“Ex-Dividend Date” when used with respect to any issuance or distribution on the Common Stock or any other security, means the first date on which the Common Stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which the Common Stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Property” shall have the meaning assigned to it in Section IIIA(14)(a) hereof.

“Exchange Property Unit” means, in respect of any Reorganization Event, the kind and amount of Exchange Property receivable in such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of Common Stock by a holder of Common Stock that is not a Constituent Person, or an Affiliate of a Constituent Person, to the extent such Reorganization Event provides for different treatment of Common Stock held by the Constituent Person and/or the Affiliates of the Constituent Person, on the one hand, and non-Affiliates of a Constituent Person, on the other hand.

“First Redemption Date” shall have the meaning assigned to it in Section IIIA(8)(a) hereof.

“Five-Day Average Price” means the average of the Daily VWAPs per share of Common Stock over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the applicable Dividend Payment Date or other date in respect of which dividends are being paid.

“Fundamental Change” means the occurrence of any of the following:

(a)

a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b)

(i) the Corporation is involved in a consolidation with or merger into any other Person, or any merger of another Person into the Corporation, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of Common Stock), in each case, in which 90% or more of the outstanding shares of Common Stock are exchanged for or converted into cash, securities or other property, greater than

10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (ii) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the Corporation’s consolidated assets to any Person other than one of the Corporation’s Subsidiaries;

(c)	the Common Stock ceases to be listed on at least one of the New York Stock Exchange, the NASDAQ Global Select Market and the NASDAQ Global Market (or any of their respective successors); or
(d)	the shareholders of the Corporation approve a liquidation, dissolution or termination of the Corporation.

“Fundamental Change Company Notice” shall have the meaning assigned to it in Section IIIA(10)(c) hereof.

“Fundamental Change Conversion Deadline” shall have the meaning assigned to it in Section IIIA(10)(c)(iii) hereof.

“Fundamental Change Conversion Right” shall have the meaning assigned to it in Section IIIA(9)(a)(i) hereof.

“Fundamental Change Period” shall have the meaning assigned to it in Section IIIA(10)(c)(iii) hereof.

“Fundamental Change Settlement Date” means the second Business Day immediately following the Fundamental Change Conversion Deadline.

“Fundamental Change Settlement Price” shall have the meaning assigned to it in Section IIIA(10)(a) hereof.

“Global Preferred Shares” shall have the meaning assigned to it in Section IIIA(19)(a) hereof.

“Independent Shares” means any (i) Separate Shares of Convertible Preferred Stock and (ii) any shares of Convertible Preferred Stock held on or after the first to occur of (x) a Successful Remarketing and (y) June 1, 2022.

“Initial Dividend Threshold” shall have the meaning assigned to it in Section IIIA(11)(d).

“Initial Issue Date” shall mean June 14, 2019.

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on a parity with the Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Preference” shall have the meaning assigned to it in Section IIIA(6)(a) hereof.

“Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Observation Period” means, with respect to any share of Convertible Preferred Stock being converted, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day after the Conversion Date relating to such share of Convertible Preferred Stock, provided that if the relevant Conversion Date occurs on or after the date of the Corporation’s issuance of a Redemption Notice with respect to the Convertible Preferred Stock in accordance with Article IIIA(8) and prior to the relevant Redemption Date, the Observation Period shall be the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding such Redemption Date.

“open of business” means 9:00 a.m., New York City time.

“Outstanding” means, when used with respect to Convertible Preferred Stock, as of any date of determination, all Convertible Preferred Stock theretofore authenticated and delivered under this Article IIIA, except:

(i)	shares of Convertible Preferred Stock redeemed and cancelled by the Corporation pursuant to Section IIIA(8); and
(ii)	shares of Convertible Preferred Stock as to which any property deliverable upon conversion thereof has been delivered and required to be cancelled pursuant to Section IIIA(9)(b);

provided, however, that, in determining whether the holders of Convertible Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Convertible Preferred Stock owned by the Corporation or its Affiliates shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Convertible Preferred Stock which the Registrar has actual knowledge of being so owned shall be so disregarded.

“Parity Stock” means any class or series of capital stock of the Corporation issued after the Initial Issue Date, the terms of which expressly provide that such capital stock shall rank on a parity with the Convertible Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Paying Agent” shall have the meaning assigned to it in Section IIIA(21)(a) hereof.

“Permitted Distributions” means any of the following:

(i)

purchases, redemptions or other acquisitions of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants of the Corporation or any of its Subsidiaries;

(ii)

purchases of shares of Common Stock pursuant to a contractually binding requirement to buy Common Stock existing prior to the commencement of the first Dividend Period for which dividends on the Convertible Preferred Stock are unpaid, including under a contractually binding stock repurchase plan;

(iii)

the purchase of, or the payment of cash in lieu of, fractional interests in Junior Stock (x) in connection with a bona fide acquisition of a business or (y) pursuant to the conversion or exchange provisions of such Junior Stock or securities convertible into or exchangeable for such Junior Stock;

(iv)

any declaration of a dividend on the Capital Stock of the Corporation in connection with the implementation of a shareholders rights plan designed to protect the Corporation against unsolicited offers to acquire its Capital Stock, or the issuance of Capital Stock of the Corporation under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

(v)

dividends or distributions payable solely in Junior Stock, or warrants, options or rights to acquire Junior Stock (other than dividends or distributions of any indebtedness, Parity Stock or Senior Stock, in each case, convertible into, or having other rights to acquire, Junior Stock); or

(vi)	conversions of any Junior Stock into, or exchanges of any Junior Stock for, a class or series of other Junior Stock.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Physical Settlement” shall have the meaning assigned to it in Section IIIA(9)(d)(i) hereof.

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement relating to the Units filed by the Corporation with the SEC on June 10, 2019, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-219088.

“Pricing Term Sheet” means the pricing term sheet relating to the Units filed by the Corporation with the SEC and dated June 11, 2019, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-219088.

“Purchase Contract and Pledge Agreement” means the Purchase Contract and Pledge Agreement between the Corporation and Deutsche Bank Trust Company Americas, as purchase contract agent, collateral agent, custodial agent and securities intermediary, dated as of June 14, 2019, a copy of which is filed with the SEC and is available at the SEC’s website, http://www.sec.gov, under the Corporation’s file number under the Exchange Act, 001-08489.

“Record Date” means (i) with respect to dividends payable pursuant to Section IIIA(4) on March 1, June 1, September 1 and December 1 of each year, the fifteenth day of the month immediately preceding the month in which the relevant Dividend Payment Date falls (whether or not a Business Day) or, with respect to any Dividend Payment Date scheduled to occur on or prior to June 1, 2022, if (x) the Corporate Units, if any, are held in global book-entry form and (y) the Separate Shares of Convertible Preferred Stock are held as Global Preferred Shares, the Record Date shall be the Business Day immediately preceding the applicable Dividend Payment Date and (ii) solely for purposes of adjustments to the Conversion Rate pursuant to Section IIIA(11), with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” means a date that is fixed for redemption of the Convertible Preferred Stock by the Corporation in accordance with Section IIIA(8) hereof.

“Redemption Notice” shall have the meaning assigned to it under Section IIIA(8)(b)(i) hereof.

“Redemption Price” means an amount of cash equal to the Liquidation Preference per share of Convertible Preferred Stock being redeemed, plus an amount equal to any accumulated and unpaid dividends thereon, if any (whether or not declared), to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Record Date and before the related Dividend Payment Date, the Redemption Price described above shall be reduced by the amount payable per share of Convertible Preferred Stock on the related Dividend Payment Date.

“Reference Price” means $73.91, subject to adjustment as set forth in Section IIIA(10)(b) hereof.

“Registrar” shall have the meaning assigned to it in Section IIIA(17) hereof.

“Registration Statement” means, in respect of any dividends on the Convertible Preferred Stock made in shares of Common Stock (in whole or in part), a registration statement under the Securities Act prepared by the Corporation covering, inter alia, the issuance of or resales of shares of Common Stock issued as a dividend payment pursuant to Section IIIA(5), in each case, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

“Remarketing Agent(s)” means any Remarketing Agent(s) appointed by the Corporation to conduct a Remarketing pursuant to Section 5.02 of the Purchase Contract and Pledge Agreement.

“Reorganization Event” shall have the meaning assigned to it in Section IIIA(14)(a).

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“SEC” shall have the meaning assigned to it in the first sentence of Section IIIA(2) above.

“Senior Officer” means the Chief Executive Officer, President, any Executive Vice President, any Senior Vice President, Treasurer, Corporate Secretary or General Counsel of the Corporation.

“Senior Stock” means each class or series of capital stock of the Corporation issued after the Initial Issue Date, the terms of which expressly provide that such capital stock shall rank senior to the Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Settlement Amount” shall have the meaning assigned to it in Section IIIA(9)(d) hereof.

“Settlement Method” means either Cash Settlement, Physical Settlement, or Combination Settlement as elected by the Corporation pursuant to Section IIIA(9)(d) hereof.

“Specified Dollar Amount” means, in respect of any Combination Settlement, a dollar amount per share of Convertible Preferred Stock as specified by the Corporation in the notice regarding the chosen Settlement Method under Section IIIA(9)(d).

“Spin-Off” shall have the meaning assigned to it in Section IIIA(11)(c) hereof.

“Stock Price” means, in respect of any Fundamental Change, (a) in the case of a Fundamental Change described in clause (b) of the definition thereof where the holders of the Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of the Common Stock; and (b) in all other cases, the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days immediately prior to, but not including, the Effective Date.

“Subsidiary” means a corporation, partnership, limited liability company or other entity more than 50% of the outstanding voting equity of which is owned, directly or indirectly, by the Corporation or by one or more other Subsidiaries, or by the Corporation and one or more other Subsidiaries.  For the purposes of this definition, “voting equity” means stock or other ownership interests having ordinary voting power for the election of directors or other managers of a corporation, partnership, limited liability company or other entity, whether at all times or only so long as no senior class of stock or other ownership interests has such voting power by reason of any contingency.

“Trading Day” means (a) a day (i) on which the New York Stock Exchange, or , if the Common Stock is not then listed on the New York Stock Exchange, the principal exchange or quotation system on which the Common Stock is listed or admitted for trading, is scheduled to open for business and (ii) on which there has not occurred or does not exist a Market Disruption Event, or (b) if the Common Stock is not so listed or admitted for trading, a “Trading Day” means a Business Day.

“Transfer Agent” shall have the meaning assigned to it in Section IIIA(17) hereof.

“Valuation Period” shall have the meaning assigned to it in Section IIIA(11)(c) hereof.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

(3)

Rank.  The Convertible Preferred Stock, with respect to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation, as applicable, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness.

(4)	Dividends.
(a)

Subject to the rights of holders of any class of Capital Stock ranking senior to the Convertible Preferred Stock with respect to dividends, holders of the Convertible Preferred Stock shall be entitled to receive when, as and if authorized by the Board of Directors and declared by the Corporation, cumulative dividends on each share of Convertible Preferred Stock at the rate of 1.75% per year (the “Dividend Rate”) on the Liquidation Preference per share of the Convertible Preferred Stock, payable in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Corporation’s election (subject to the limitations described below).

(b)

In connection with a Successful Remarketing of the Convertible Preferred Stock, the Dividend Rate may be increased in accordance with Section IIIA(12) below.  From and after the Remarketing Settlement Date for such a Remarketing in connection with which the Dividend Rate is increased, dividends on the Convertible Preferred Stock will accumulate at the Increased Dividend Rate.
(c)

Dividends shall accumulate from the Initial Issue Date or if dividends shall have been paid on the Convertible Preferred Stock thereafter, dividends will accumulate from the most recent date of payment, and shall be payable to holders of Convertible Preferred Stock quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each a “Dividend Payment Date”), beginning on September 1, 2019, to the holder of record of shares of the Convertible Preferred Stock as they appear on the Corporation’s stock register at the close of business on the applicable Record Date.

(d)

The amount of dividends payable for each full Dividend Period for the Convertible Preferred Stock shall be computed by dividing the annual Dividend Rate by four.  The amount of dividends payable for any other period shorter or longer than a full quarterly Dividend Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Dollar amounts resulting from that calculation shall be rounded to the nearest cent, with one-half cent being rounded upward.  Dividends on each share of Convertible Preferred Stock shall cease to accumulate upon conversion of such share of Convertible Preferred Stock.

(e)

If a Dividend Payment Date falls on a date that is not a Business Day, such Dividend Payment Date shall be postponed to the next succeeding Business Day; provided that, if such Business Day falls in the next succeeding calendar month, the Dividend Payment Date shall be brought forward to the immediately preceding Business Day.

(f)

Dividends on the Convertible Preferred Stock shall accumulate whether or not (1) the Corporation has earnings; (2) the payment of those dividends is then permitted under Virginia law; or (3) those dividends are authorized or declared.  Any dividend payment made on the Convertible Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares of Convertible Preferred Stock which remain payable.

(g)

So long as any shares of Convertible Preferred Stock remain Outstanding, the Corporation shall not (i) declare or pay, or set apart funds for the payment of, any dividend or other distribution, whether in cash or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock (in each case, with respect to dividend rights) for any period, (ii) redeem, repurchase or otherwise acquire any shares of Junior Stock or Parity Stock for any consideration through a sinking fund or otherwise, or make any distribution of cash or other property, directly or indirectly, on or with respect to any shares of Junior Stock or Parity Stock or (iii) make any Contract Adjustment Payments under the Purchase Contract and Pledge Agreement or any payment under any similar agreement providing for the issuance by the Corporation of Capital Stock on a forward basis, in each case, unless all accumulated and unpaid dividends for all past Dividend Periods (including Compounded Dividends thereon) (whether or not the payment of such dividends is permitted under Virginia law) on the shares of Convertible Preferred Stock have been declared and paid in full or declared and a sum or number of shares of Common Stock sufficient for payment thereof is set apart for payment; provided, however, that, notwithstanding any provisions of this Section IIIA(4)(g) to the contrary, the Corporation may make any Permitted Distribution.  When dividends are not paid in full (or a sum or number of shares of Common Stock sufficient to pay them in full is not set apart) on Convertible Preferred Stock and any other Parity Stock, all dividends declared on the Convertible Preferred Stock and any other Parity Stock shall be paid pro rata so that the amount of dividends so declared per share of Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated and unpaid dividends per share of Convertible Preferred Stock and such class or series of Parity Stock (which shall not include any accumulation in respect of unpaid dividends on such other class or series of Parity Stock for prior dividend periods if such other class or series of Parity Stock does not have a cumulative dividend) bear to each other.

(h)

The Corporation shall not permit any Subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of Capital Stock of the Corporation unless the Corporation could, in accordance with Section IIIA(4)(g), purchase or otherwise acquire such shares at such time and in such manner (such provisions described in this Section IIIA(4)(h) and in Section IIIA(4)(g) above, the “Dividend Blocker Provisions”).
(i)

Any accumulated and unpaid dividends shall accumulate additional dividends (“Compounded Dividends”) at the then-current Dividend Rate until paid, compounded quarterly, to, but excluding, the payment date.

(j)

Holders of shares of the Convertible Preferred Stock are not entitled to any dividends in excess of the full cumulative dividends (including Compounded Dividends) on the Convertible Preferred Stock as described herein.

(k)

Notwithstanding anything to the contrary in the Articles of Incorporation (including this Article IIIA), except in the case of a Dividend Deficiency Event, all accumulated and unpaid dividends (including Compounded Dividends thereon), whether or not declared, shall be paid on the June 1, 2022 Dividend Payment Date, whether or not there is a Successful Remarketing, to the holders of the shares of Convertible Preferred Stock as of the Record Date immediately preceding such Dividend Payment Date.  If a Dividend Deficiency Event occurs, following the Final Remarketing (whether a Successful Remarketing or an Unsuccessful Remarketing), the Corporation shall have no obligation to pay the then accumulated but unpaid dividends on the Convertible Preferred Stock on the June 1, 2022 Dividend Payment Date to the holders of the shares of Convertible Preferred Stock as of the Record Date immediately preceding such Dividend Payment Date.  However, the right to receive such accumulated but unpaid dividends (including Compounded Dividends thereon) shall continue to exist (and shall continue to compound) with respect to such Convertible Preferred Stock notwithstanding such Remarketing, and such dividends shall be payable to the holders of such Convertible Preferred Stock as of the Record Date for the Dividend Payment Date on which such dividends are subsequently declared and paid (if ever).

(5)	Method of Payment of Dividends.
(a)	Subject to the limitations described in this Section IIIA(5), the Corporation may pay any dividend (or any portion of any dividend) on the Convertible Preferred Stock (whether or not for a current Dividend Period or any prior Dividend Period) and any Compounded Dividends, determined in the sole discretion of the Board of Directors: (i) in cash; (ii) by delivery of shares of Common Stock; or (iii) through any combination of cash and shares of Common Stock.

(b)

Each dividend shall be paid in cash, except to the extent the Corporation timely elects to make all or any portion of such dividend in shares of Common Stock.  The Corporation shall give notice to holders of the Convertible Preferred Stock of any such election and the portions of such dividend that will be made in cash and in Common Stock no later than eight Scheduled Trading Days prior to the Dividend Payment Date for such dividend.

(c)	Any shares of Common Stock issued in payment or partial payment of a dividend shall be valued for such purpose at the applicable Five-Day Average Price, multiplied by 97%.
(d)

No fractional shares of Common Stock shall be delivered by the Corporation to holders of the Convertible Preferred Stock in payment or partial payment of a dividend.  A cash adjustment shall be paid by the Corporation to each holder of Convertible Preferred Stock that would otherwise be entitled to receive a fraction of a share of Common Stock based on (x) the Five-Day Average Price and (y) the aggregate number of shares of Convertible Preferred Stock held by such holder (or if such holder’s shares of Convertible Preferred Stock are in the form of Global Preferred Shares, based on the applicable procedures of the Depositary for determining such number of shares).

(e)

To the extent that the Corporation, in its reasonable judgment, determines that a Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as a dividend, the Corporation shall, to the extent such a Registration Statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a Registration Statement until the earlier of such time as all such shares of Common Stock have been resold thereunder and such time as all such shares are freely tradable under Rule 144 by non-Affiliates of the Corporation without registration.  To the extent applicable, the Corporation shall also use its reasonable best efforts to have such shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the

New York Stock Exchange (or if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

(f)	Any dividends paid in shares of Common Stock shall be subject to the listing standards of the New York Stock Exchange, if applicable.
(6)	Liquidation Preference.
(a)

In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock (with respect to liquidation rights), holders of Convertible Preferred Stock shall be entitled to receive $1,000 per share of Convertible Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not authorized or declared), accumulated and unpaid thereon, if any, up to, but excluding, the date of final distribution to such holders, but subject to the prior payment in full of all the Corporation’s liabilities and the payment of Senior Stock.  If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, are insufficient to pay in full the preferential amount aforesaid and liquidating payments on Convertible Preferred Stock and any other Parity Stock (with respect to liquidation rights only), then such assets, or the proceeds thereof, shall be distributed among the holders of the Convertible Preferred Stock and any other Parity Stock (with respect to liquidation rights) ratably in proportion to the respective amounts that would be payable on such shares of Convertible Preferred Stock and any such other Parity Stock (with respect to liquidation rights) as if all amounts payable thereon were paid in full.

(b)

The Corporation shall instruct the Depositary to notify its participants, or if the Depositary or its nominee is not the sole registered owner of the then outstanding Convertible Preferred Stock, send a written notice by first class mail to each holder of record of the Convertible Preferred Stock at such holder’s registered address, of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c)

Neither the consolidation or merger of the Corporation with or into any other Person, nor the voluntary sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or assets shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(d)

Subject to the rights of the holders of any Parity Stock (with respect to liquidation rights), after payment has been made in full to the holders of the Convertible Preferred Stock, as provided in this Section IIIA(5), holders of Junior Stock (with respect to liquidation rights) shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Convertible Preferred Stock shall not be entitled to share therein.

(7)	No Maturity. The Convertible Preferred Stock has no maturity date or mandatory conversion date.
(8)	Optional Redemption of the Convertible Preferred Stock. Shares of Convertible Preferred Stock shall be redeemable by the Corporation in accordance with this Section IIIA(8).
(a)

The Corporation does not have the right to redeem any shares of Convertible Preferred Stock before September 1, 2022.  On or after September 1, 2022 (the “First Redemption Date”), the Corporation shall have the option to redeem, subject to Section IIIA(8)(k) hereof, some or all the shares of the Convertible Preferred Stock at the Redemption Price.  The Redemption Price shall be paid solely in cash.

(b)	In the event the Corporation elects to redeem shares of Convertible Preferred Stock, the Corporation shall:
(i)

provide, not fewer than 25 Scheduled Trading Days nor more than 90 calendar days prior to the Redemption Date, to the Depositary a written notice (the “Redemption Notice”) stating, and instruct the Depositary to notify its participants of:

(A)	the Redemption Date;
(B)	the Redemption Price;

(C)	the Settlement Method of the Convertible Preferred Stock if the holder elects to convert;
(D)	the name and address of the Paying Agent and Conversion Agent;
(E)

that shares of Convertible Preferred Stock called for redemption may be converted pursuant to Section IIIA(9) at any time before the close of business on the Business Day immediately preceding the Redemption Date;

(F)	if fewer than all the Outstanding shares of the Convertible Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed;
(G)

that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Convertible Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;

(H)	the CUSIP number of the Convertible Preferred Stock; and
(I)	any other information the Corporation wishes to present;
(ii)	(A) issue a press release containing the information set forth in Section IIIA(8)(b)(i) and (B) publish such information on the Corporation’s website; and
(iii)

if the Depositary or its nominee is not the sole registered owner of the then outstanding Convertible Preferred Stock, send the Redemption Notice by first class mail to each holder of record of the Convertible Preferred Stock at such holder’s registered address; provided, however, that such Redemption Notice shall also state that the certificates evidencing the shares of the Convertible Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price.

(c)	The Corporation shall not give any Redemption Notice prior to the earlier of a Remarketing Settlement Date and the Purchase Contract Settlement Date.
(d)

If the Corporation gives a Redemption Notice, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall, with respect to:

(i)

shares of the Convertible Preferred Stock registered in the name of the Depositary or its nominee, deposit or cause to be deposited, irrevocably with the Depositary cash sufficient to pay the Redemption Price; and

(ii)

shares of the Convertible Preferred Stock registered in the name of any holder other than the Depositary or its nominee, deposit or cause to be deposited, irrevocably with the Paying Agent cash sufficient to pay the Redemption Price and give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Convertible Preferred Stock upon surrender to the Paying Agent of their certificates evidencing their shares of the Convertible Preferred Stock.

(e)

If on the Redemption Date, the Depositary and/or the Paying Agent holds or hold money sufficient to pay the Redemption Price for the shares of Convertible Preferred Stock to be redeemed, dividends shall cease to accumulate as of the Redemption Date on those shares of the Convertible Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section IIIA(8) (and accumulated and unpaid dividends pursuant to clause (h) below, if applicable), and such shares shall no longer be deemed to be Outstanding and any appropriate annotation on the certificates representing such shares to reflect such reduced balance shall be made.

(f)

Payment of the Redemption Price for shares of the Convertible Preferred Stock of which the Depositary (or its nominee) is not the sole registered owner is conditioned upon surrender of certificates representing such Convertible Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the Redemption Notice.

(g)	Payment of the Redemption Price for shares of the Convertible Preferred Stock shall be made on the Redemption Date, subject to Section IIIA(8)(f).
(h)

If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Convertible Preferred Stock at the close of business on that Record Date shall be entitled to receive the full dividend payable on those shares on the corresponding Dividend Payment Date.

(i)

If fewer than all the Outstanding shares of Convertible Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot, on a pro rata basis (with any fractional shares being rounded to the nearest whole share), or any other method as may be determined by the Board of Directors to be fair and appropriate.

(j)

Upon surrender of a certificate or certificates representing shares of the Convertible Preferred Stock that is or are redeemed in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Convertible Preferred Stock in an amount equal to the unredeemed portion of the shares of Convertible Preferred Stock surrendered for partial redemption.

(k)

Notwithstanding the foregoing provisions of this Section IIIA(8), the Corporation shall not authorize, issue a press release or give a Redemption Notice unless (A) the Corporation has funds legally available for the payment of the aggregate Redemption Price and (B) prior to giving such notice, (i) all accumulated and unpaid dividends on the Convertible Preferred Stock (whether or not declared and including Compounded Dividends, if any) for Dividend Periods ended prior to the date of such notice shall have been or contemporaneously are declared and paid and (ii) if the Redemption Date occurs following a Record Date and prior to the related Dividend Payment Date, the full cash dividend for the related Dividend Period has been declared and sufficient funds have been set aside for payment of such dividend.

(9)	Conversion.
(a)

Right to Convert.  Shares of Convertible Preferred Stock corresponding to Applicable Ownership Interests in Convertible Preferred Stock that are components of Corporate Units cannot be converted.  Only Independent Shares can be converted.  Subject to and upon compliance with the provisions of this Section IIIA(9), (x) each holder of an Independent Share shall have the right, at such holder’s option, to convert such share subject to satisfaction of the condition described in clause (i) below, at any time prior to the close of business on the Business Day immediately preceding June 1, 2022 under the circumstances and during the periods set forth in clause (i) below, and (y) at any time on or after June 1, 2022, each holder of a share of Convertible Preferred Stock shall have the right, at such holder’s option, to convert such share regardless of the conditions described in clause (i) below, in each case, at the Conversion Rate per share of Convertible Preferred Stock (subject to and in accordance with clause (d) below).  Notwithstanding the foregoing, if any shares of Convertible Preferred Stock are called for redemption pursuant to Section IIIA(8), such conversion right shall cease and terminate, as to the shares of the Convertible Preferred Stock to be redeemed, at the close of business on the Business Day immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein.

(i)

If a transaction or event that constitutes a Fundamental Change occurs prior to the close of business on the Business Day immediately preceding June 1, 2022, all or any integral number of a holder’s Independent Shares may be surrendered for conversion at any time during the related Fundamental Change Period (such right of conversion, the “Fundamental Change Conversion Right”).

(b)	Conversion Procedures.
(i)

Conversion of Independent Shares may be effected by any holder thereof (A) if such holder’s shares of Convertible Preferred Stock are in certificated form, upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Conversion Agent as may be designated by the Board of Directors Designee, of the certificate or certificates, if any, for such shares of the Convertible Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Convertible Preferred Stock certificate attached hereto as Exhibit A) along with (x) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and (y) if required pursuant to Section IIIA(9)(c), funds equal to the dividend payable on the next Dividend Payment Date or (B) if such holder’s shares of Convertible Preferred Stock are in the form of Global Preferred Shares, by (x) complying with the procedures of the Depositary in effect at that time and (y) if required pursuant to Section IIIA(9)(c), delivering funds equal to the dividend payable on the next Dividend Payment Date.  In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names.  Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Convertible Preferred Stock pursuant hereto.  The conversion of the Convertible Preferred Stock will be deemed to have been made as of the close of business on the date (the “Conversion Date”) the foregoing procedures have been complied with.  As promptly as practicable after the Conversion Date with respect to any shares of Convertible Preferred Stock, the Corporation shall reflect in its stock records the cancellation of the Convertible Preferred Stock that is being converted and the issuance of such number of validly issued, fully paid and non-assessable shares of Common Stock to which the holders of such shares of the Convertible Preferred Stock are entitled as a result of the conversion, if any, as of such Conversion Date (in the case any Physical Settlement) or the final day of the Observation Period (in the case of Combination Settlement).  If any Common Stock to be issued upon conversion is certificated, promptly after the issuance of the Common Stock certificate (or, if the Convertible Preferred Stock is certificated, promptly after, and in any case no later than (q) two Business Days after the surrender of the certificates representing the shares that are converted (in the case of Physical Settlement) and (r) two Business Days after the later of the surrender of the certificates representing the shares that are converted and the final day of the Observation Period (in the case of Combination Settlement)), the Corporation shall deliver or cause to be delivered (1) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Convertible Preferred Stock being converted (or such holder’s transferee) shall be entitled, and (2) if the Convertible Preferred Stock is then certificated and less than the full number of shares of the Convertible Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.  As of the close of business on the Conversion Date, the rights of the holder of the Convertible Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock.

(c)	Dividend and Other Payments Upon Conversion.
(i)

Upon settlement of a conversion of the Convertible Preferred Stock and subject to the immediately succeeding paragraph, a holder shall not receive cash payment of accumulated and unpaid dividends and the Corporation shall not make any payments in respect of or adjust the Conversion Rate to account for accumulated and unpaid dividends to the Conversion Date except as provided in Section IIIA(10)(a).

(ii)

If a holder of shares of Convertible Preferred Stock exercises its conversion rights, such shares shall cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date.  Upon conversion of the Convertible Preferred

Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the open of business on such Dividend Payment Date, in which case the holder on such Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted share of Convertible Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of any cash and/or Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Convertible Preferred Stock being converted pursuant to the provisions hereof.  Shares of the Convertible Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date; provided that no such payment shall be required (1) if the Corporation has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Dividend Payment Date or (2) if the Corporation has specified a Fundamental Change Conversion Deadline that is after a Record Date and on or prior to the corresponding Dividend Payment Date.

(d)	Settlement Upon Conversion.
(i)

Upon conversion of any Convertible Preferred Stock, the Corporation shall pay or deliver, as the case may be, to converting holders, either cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional shares of Common Stock (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional shares of Common Stock (“Combination Settlement”), at its election, subject to the requirements set forth in this Section IIIA(9).  Notwithstanding the above or any other provision of the Articles of Incorporation, the

Company, in connection with the conversion of any Convertible Preferred Stock, shall (A) select as the Settlement Method either Cash Settlement or Combination Settlement and (B) in the event that the Company selects Combination Settlement, specify a Specified Dollar Amount of not less than $1,000.

(ii)

The Corporation shall use the same Settlement Method for all conversions with the same Conversion Date, but the Corporation shall not have any obligation to use the same Settlement Method with respect to conversions occurring on different Conversion Dates, except that the Corporation shall use the same Settlement Method for (A) all conversions following a Redemption Notice to, and including, the related Redemption Date, regardless of the Conversion Date and (B) all conversions in connection with a Fundamental Change.  If the Corporation elects a Settlement Method, it shall inform holders so converting through the Conversion Agent of such Settlement Method it has selected no later than the second Business Day immediately following the related Conversion Date; provided that (x) in the case of any conversions of Convertible Preferred Stock following a Redemption Notice to, and including, the Business Day immediately preceding the related Redemption Date, the Corporation shall elect the Settlement Method specified in such Redemption Notice and (y) in the case of a conversion in connection with a Fundamental Change, the Corporation shall elect the Settlement Method in the Fundamental Change Company Notice.  If the Corporation elects Combination Settlement, but does not timely notify converting holders of the Specified Dollar Amount per share of Convertible Preferred Stock, such Specified Dollar Amount shall be deemed to be $1,000.  If the Corporation does not timely provide notice electing a Settlement Method in respect of any conversion of the Convertible Preferred Stock, it shall be deemed to have elected Combination Settlement and the Specified Dollar Amount per share of Convertible Preferred Stock shall be equal to $1,000.

(iii)

The cash, shares of Common Stock or combination of cash and shares of Common Stock to be paid and/or delivered to converting holders of Convertible Preferred Stock (the “Settlement Amount”) shall be computed as follows:

(A)

if the Corporation elects Physical Settlement, the Corporation shall deliver to the converting holder a number of shares of Common Stock equal to the product of (1) the number of shares of Convertible Preferred Stock to be converted, and (2) the applicable Conversion Rate;

(B)

if the Corporation elects Cash Settlement, the Corporation shall deliver to the converting holder, in respect of the Liquidation Preference per share of Convertible Preferred Stock, cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

(C)

if the Corporation elects (or is deemed to have elected) Combination Settlement, the Corporation shall pay or deliver to the converting holder, in respect of the Liquidation Preference per share of the Convertible Preferred Stock, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

(iv)

If the Corporation elects Physical Settlement in respect of a conversion, the Corporation shall deliver the Settlement Amount to converting holders on the second Trading Day following the Conversion Date, but such holders will be deemed to be the owners of the shares of Common Stock included in the Settlement Amount as of the close of business on the Conversion Date.  If the Corporation elects Cash Settlement or Combination Settlement, the Corporation shall pay or deliver, as the case may be, the Settlement Amount to converting holders on the second Trading Day following the final Trading Day of the relevant Observation Period and such converting holders will be deemed to be the owners of any of the shares of Common Stock included in the Settlement Amount (if any) on the last Trading Day of the relevant Observation Period.

(e)

Fractional Shares.  In connection with the conversion of any shares of the Convertible Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Daily VWAP of the Common Stock on the Conversion Date (in the case of Physical Settlement) or the Daily VWAP of the Common Stock on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement) rounded to the nearest whole cent.

(f)

Total Shares.  If more than one share of the Convertible Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Convertible Preferred Stock so surrendered.

(g)	Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Corporation shall:
(i)

at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Convertible Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Convertible Preferred Stock (assuming for such purposes, that Physical Settlement is applicable to all conversions);

(ii)

prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Convertible Preferred Stock in respect of dividends thereon, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Convertible Preferred Stock hereunder or in respect of dividends thereon); and
(iii)

ensure that all shares of Common Stock delivered upon conversion of the Convertible Preferred Stock, if any, and in respect of dividends thereon, if any, will, in each case, upon delivery, be duly and validly issued, fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

(10)	Adjusted Conversion Rate Upon a Fundamental Change.
(a)

If a Fundamental Change occurs, the Stock Price is less than the Conversion Price and a holder of Convertible Preferred Stock elects to convert Independent Shares in connection with such Fundamental Change, such conversion shall be at an adjusted Conversion Rate that shall be equal to (i) the Liquidation Preference per share of Convertible Preferred Stock plus all accumulated and unpaid dividends thereon, if any, to, but excluding, the Fundamental Change Settlement Date (unless the Conversion Date for a share of Convertible Preferred Stock occurs after the Record Date for the payment of declared dividends and prior to the related Dividend Payment Date, in which case the Conversion Rate calculation for such share under this clause (a) shall not include accumulated and unpaid dividends that shall be paid to holders of record on such Record Date as set forth in Section IIIA(9)(c) above), divided by (ii) the average of the Closing Sale Prices of the Common Stock for the five consecutive Trading Days ending on the second Business Day prior to the Fundamental Change Settlement Date (or, in the case of a Fundamental Change described in clause (b) of the definition of Fundamental Change where the holders of the Common Stock receive only cash in the Fundamental Change, the cash amount paid per share of Common Stock) (such average price or cash amount, as the case may be, the “Fundamental Change Settlement Price”).  Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 27.0599 shares of Common Stock per share of Convertible Preferred Stock (which is approximately equal to the Liquidation Preference per share of Convertible Preferred Stock divided by 50% of the Reference Price), subject to adjustment in accordance with

Section IIIA(11) and increase in accordance with Section IIIA(12), in each case, in a manner corresponding to the relevant adjustment or increase to the Conversion Rate.  A conversion of the Convertible Preferred Stock shall be deemed for these purposes to be “in connection with” such Fundamental Change (regardless of the Stock Price) if the Conversion Date occurs from, and including, the Effective Date of such Fundamental Change to, and including, the Fundamental Change Conversion Deadline.

(b)

The Reference Price shall be adjusted as of any date on which the Conversion Rate of the Convertible Preferred Stock is adjusted.  The adjusted Reference Price will equal the Reference Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the Conversion Rate as so adjusted.

(c)

The Corporation shall send a notice to holders of the Convertible Preferred Stock of a Fundamental Change within five Business Days after the Effective Date of the Fundamental Change (the “Fundamental Change Company Notice”).  Such Fundamental Change Company Notice shall state:

(i)	the events constituting the Fundamental Change;
(ii)	the Effective Date of the Fundamental Change;
(iii)

the last date on which the holder of Convertible Preferred Stock may exercise the Fundamental Change Conversion Right (such date, the “Fundamental Change Conversion Deadline”), which shall be a date no less than 20 Business Days nor more than 35 Business Days after the Effective Date of such Fundamental Change, provided that if any Purchase Contracts are outstanding at the time the Corporation gives the Fundamental Change Company Notice, such date shall not be less than 10 Business Days following the early settlement date the Corporation specifies for the purchase contracts as described in the Purchase Contract and Pledge Agreement (the period from the Effective Date of a Fundamental Change to, and including, the

Fundamental Change Conversion Deadline, the “Fundamental Change Period”);
(iv)	the name and address of the Paying Agent and the Conversion Agent;
(v)

the Conversion Rate and any adjustment to the Conversion Rate that will result from the Fundamental Change, or if the Stock Price is less than the Conversion Price, the formula for determination of the Conversion Rate;

(vi)	the procedures that the holder of Convertible Preferred Stock must follow to exercise the Fundamental Change Conversion Right; and
(vii)	if the Stock Price is less than the Conversion Price, the Fundamental Change Settlement Date; and
(viii)

the Settlement Method for all conversions during the Fundamental Change Period, including, in the case of Combination Settlement, the amount of cash per share of Convertible Preferred Stock the Corporation will pay in settlement of any such conversions.

(d)	To exercise the Fundamental Change Conversion Right, a holder of the Convertible Preferred Stock must convert its Independent Shares in accordance with Section IIIA(9)(a)(i) and Section IIIA(9)(b).
(e)

If the Stock Price is less than the Conversion Price, then notwithstanding Section IIIA(9)(d) hereof, the Corporation can elect, pursuant to Section IIIA(9)(d)(ii), to settle conversions in connection with a valid exercise of the Fundamental Change Conversion Right through Cash Settlement, Combination Settlement or Physical Settlement, as follows:

(i)	the Corporation shall settle any conversions during the Fundamental Change Period on the Fundamental Change Settlement Date;
(ii)

if the Corporation has validly elected Physical Settlement in the Fundamental Change Company Notice, the Corporation shall deliver, in respect of each share of the Convertible Preferred Stock, a number of shares of Common Stock (and cash in lieu of any fractional shares) equal to the Conversion Rate (as adjusted pursuant to this Section IIIA(10));
(iii)

if the Corporation has validly elected Cash Settlement in the Fundamental Change Company Notice, the Corporation shall deliver, in respect of each share of the Convertible Preferred Stock, an amount of cash equal to the Conversion Rate (as adjusted pursuant to this Section IIIA(10)) multiplied by the Fundamental Change Settlement Price; and

(iv)

if the Corporation has validly elected (or is deemed to have elected) Combination Settlement in the Fundamental Change Company Notice, the Corporation shall deliver, in respect of each share of the Convertible Preferred Stock, in addition to the amount of cash per share of Convertible Preferred Stock specified in the Fundamental Change Company Notice, a number of shares of Common Stock (and cash in lieu of any fractional shares) equal to a fraction, the numerator of which is (X) the Conversion Rate (as adjusted pursuant to this Section IIIA(10)) multiplied by the Fundamental Change Settlement Price minus (Y) the amount of cash per share specified in the Fundamental Change Company Notice, and the denominator of which is the Fundamental Change Settlement Price.

If the holders of the Common Stock receive only cash in a Reorganization Event, then notwithstanding the foregoing, for all conversions in connection with a Fundamental Change that occur after the effective date of such transaction where the relevant Stock Price is less than the Conversion Price, the consideration due upon conversion of each such share of Convertible Preferred Stock shall be solely cash in an amount equal to the Conversion Rate as modified by this this Section IIIA(10), multiplied by the Fundamental Change Settlement Price for such transaction.

(f)

The Corporation shall, to the extent applicable, comply with the listing standards of the New York Stock Exchange in connection with the issuance of Common Stock upon any exercise of the Fundamental Change Conversion Right.

(g)	Nothing in this Section IIIA(10) shall prevent an adjustment to the Conversion Rate pursuant to Section

IIIA(11) in respect of a Fundamental Change or any increase to the Conversion Rate pursuant to Section IIIA(12).
(11)	Conversion Rate Adjustments. The Conversion Rate shall be adjusted from time to time by the Corporation for any of the following events that occur following the Initial Issue Date:
(a)

If the Corporation issues Common Stock as a dividend or distribution on its Common Stock to all or substantially all holders of its Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × OS1 / OS0

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution or the open of business on the effective date of such share split or share combination;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination;

OS0 = the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or the open of business on the effective date of such share split or share combination; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or the effective date of such share split or share combination.

Any adjustment made pursuant to this paragraph (a) shall become effective as of the open of business on (x) the Ex-Dividend Date for such dividend or distribution or (y) the date on which such split or combination becomes effective, as applicable.  If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)

If the Corporation distributes to all holders of Common Stock any rights, warrants or options entitling them for a period of not more than 45 days after the date of distribution thereof to subscribe for or purchase Common Stock, in any case at an exercise price per share of Common Stock less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the announcement of such distribution, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × (OS0 + X) / (OS0 + Y)

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date for such distribution;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options divided by (B) the average of the Closing Sale Prices of Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the announcement of the distribution of such rights, warrants or options.

For purposes of this paragraph (b), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase Common Stock at less than the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the date of the announcement of the distribution of such rights, warrants or options, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Corporation.  Any increase to the Conversion Rate made under this paragraph (b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If any right, warrant or option described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such right, warrant or option had not been so distributed.

(c)	If the Corporation distributes shares of Capital Stock of the Corporation, evidences of indebtedness or other assets or property of the Corporation to all holders of Common Stock, excluding:
(i)	dividends, distributions, rights, warrants or options as to which an adjustment to the Conversion Rate was effected in paragraph (a) or (b) above;
(ii)	dividends or distributions paid exclusively in cash; and
(iii)	Spin-Offs described below in this paragraph (c), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × SP0 / (SP0 – FMV)

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 = the Closing Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined in good faith by the Corporation) of the shares of Capital Stock of the Corporation, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock, expressed as an amount per share of

Common Stock, on the Ex-Dividend Date for such distribution.

An adjustment to the Conversion Rate made pursuant to the immediately preceding paragraph shall become effective as of the open of business on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined in this Section IIIA(11)(c)) is equal to or greater than “SP0” (as defined in this Section IIIA(11)(c)), in lieu of the foregoing increase, each holder of Convertible Preferred Stock shall receive, in respect of each share of Convertible Preferred Stock, at the same time and upon the same terms as holders of Common Stock and without having to convert its shares of Convertible Preferred Stock, the amount and kind of Capital Stock, evidences of indebtedness or other assets or property of the Corporation that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

If the Corporation distributes to all holders of Common Stock, Capital Stock of the Corporation of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, in each case, that are, or, when issued, will be, listed on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate in effect immediately following the 10th Trading Day immediately following, and including, the Ex-Dividend Date of the Spin-Off shall be increased based on the following formula:

CR1 = CR0 × (FMV0 + MP0) / MP0

where,

CR0 = the Conversion Rate in effect on the 10th Trading Day immediately following, and including, the Ex-Dividend Date of the Spin-Off;

CR1 = the Conversion Rate immediately after the 10th Trading Day immediately following, and including, the Ex-Dividend Date of the Spin-Off;

FMV0 = the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 = the average of the Closing Sale Prices of Common Stock over the Valuation Period.

The increase to the Conversion Rate under the immediately preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Convertible Preferred Stock for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Convertible Preferred Stock for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Trading Day in determining the Conversion Rate as of such Trading Day.

If any such dividend or distribution described in this paragraph (c) is declared but not paid or made, the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(d)

If any cash dividend or distribution is made to all or substantially all holders of Common Stock, other than a regular, quarterly cash dividend that does not exceed $0.9175 per share (the “Initial Dividend Threshold”), the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 × (SP0 – IDT) / (SP0 – C)

where,

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such cash dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such cash dividend or distribution;

SP0 = the Closing Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such cash dividend or distribution;

C = the amount in cash per share the Corporation distributes to holders of Common Stock; and

IDT = the Initial Dividend Threshold; provided that if the dividend or distribution is not a regular quarterly cash dividend, the Initial Dividend Threshold shall be deemed to be zero.

Any increase to the Conversion Rate made pursuant to this paragraph (d) shall become effective as of the open of business on the Ex-Dividend Date for such dividend or distribution.  If any such dividend or distribution is not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as in this Section IIIA(11)(d)) is equal to or greater than “SP0” (as defined in this Section IIIA(11)(d)), in lieu of the foregoing increase, each holder of Convertible Preferred Stock shall receive, for each share of Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of Common Stock and without having to convert its shares of Convertible Preferred Stock, the amount of cash that such holder would have received if such holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

The Initial Dividend Threshold shall be subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Conversion Rate under this Section IIIA(11)(d).

(e)

If the Corporation or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Sale Price of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 × (AC + (SP1 × OS1)) / (SP1 × OS0)

where,

CR0 = the Conversion Rate in effect immediately prior to the close of business on the Trading Day on which such tender or exchange offer expires;

CR1 = the Conversion Rate in effect immediately after the close of business on the Trading Day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Board of Directors) paid or payable for the Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the close of business on the Trading Day such tender or exchange offer expires (prior to giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the close of business on the Trading Day such tender or exchange offer expires (after giving effect to the purchase or exchange of shares of Common Stock pursuant to such tender or exchange offer); and

SP1 = the Closing Sale Price of Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made.

Any adjustment to the Conversion Rate made pursuant to this Section IIIA(11)(e) shall become effective at the close of business on the Trading Day immediately following the date such tender offer or exchange offer expires.  If the Corporation or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(f)

The Corporation may make such increases to the Conversion Rate in addition to those required by this Section IIIA(11) as it considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to purchase Common Stock) or from any event treated as such for income tax purposes.  To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days and the increase is irrevocable during the period and the Corporation determines that such increase would be in its best interests.  Whenever the Conversion Rate is increased pursuant to either of the two immediately preceding sentences, the Corporation shall mail to each holder of the Convertible Preferred Stock at the address of such holder as it appears in the stock register a notice of the increase at least 15 calendar days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)

All required calculations shall be made to the nearest cent or 1/10,000th of a share, as the case may be.  The Corporation shall not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate.  However, the Corporation shall carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried-forward adjustments (x) when all such carried-forward adjustments aggregate to a change of at least 1% in the Conversion Rate and (y) regardless of whether the aggregate adjustment is less than 1% (A) on the Effective Date for any

Fundamental Change, (B) on the Conversion Date in respect of any shares of Convertible Preferred Stock for which Physical Settlement applies and (iii) on each Trading Day of any Observation Period in respect of any conversion of Convertible Preferred Stock for which Cash Settlement or Combination Settlement applies.

(ii)

No adjustment to the Conversion Rate shall be made if holders of the Convertible Preferred Stock, as a result of holding the Convertible Preferred Stock and without conversion thereof, are entitled to participate at the same time as the holders of Common Stock participate in any of the transactions described above as if such holders of the Convertible Preferred Stock held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the number of shares of Convertible Preferred Stock held by such holders.

(iii)

Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent an Authorized Officer’s certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a responsible officer of the Conversion Agent shall have received such Authorized Officer’s certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Convertible Preferred Stock at its last address appearing in the stock register within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(iv)	If a Conversion Rate adjustment becomes effective on the Ex-Dividend Date for any dividend or distribution and a holder that has converted its shares of the Convertible Preferred Stock on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, adjustments relating to such Ex-Dividend Date shall not be made for such converting holder.  Instead, such holder shall be treated as if such holder were the record owner of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)

Whenever any provision of this Section IIIA requires the Corporation to calculate the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including any Observation Period, the Five-Day Average Price and the Stock Price and Fundamental Change Settlement Price (if applicable)), the Corporation shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date or the expiration date of the event occurs, at any time during the period when the Closing Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

(h)

The Conversion Rate shall not be required to be adjusted except as specifically set forth in this Section IIIA.  Without limiting the foregoing, the Conversion Rate shall not be required to be adjusted:

(i)

upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)	upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee,

director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Corporation;
(iii)	upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the Initial Issue Date;
(iv)	solely for a change in the par value of the Common Stock; or
(v)	for accumulated and unpaid dividends.
(12)	Remarketing.
(a)	Remarketing. Holders of Separate Shares of Convertible Preferred Stock shall have the rights in respect of any Remarketing as set forth in the Purchase Contract and Pledge Agreement.
(b)	Increased Rates.
(i)	In connection with each Remarketing, the Board of Directors Designee shall determine any Increased Rate after consultation with the Remarketing Agent.
(ii)

In the event of a Successful Remarketing, the Dividend Rate may be increased on the Remarketing Settlement Date to the Increased Dividend Rate as determined by the Board of Directors Designee after consultation with the Remarketing Agent(s).  If the Dividend Rate is increased pursuant to a Successful Optional Remarketing, the Increased Dividend Rate shall be the Dividend Rate determined by the Board of Directors Designee, after consultation with the Remarketing Agent, as the rate the Convertible Preferred Stock should bear in order for the net Remarketing proceeds of such Convertible Preferred Stock to have an aggregate market value on the Optional Remarketing Date of at least 100% of the aggregate of the Treasury Portfolio Purchase Price plus the Separate Shares Purchase Price, if any.  If the Dividend Rate is increased pursuant to a Successful Final Remarketing, the Increased Dividend Rate shall be the Dividend Rate determined by the Board of Directors Designee, after consultation with the Remarketing Agent, as the rate the Convertible Preferred Stock should bear in order for the net Remarketing proceeds to equal at least $1,000 multiplied by the aggregate number of shares of Convertible Preferred Stock being remarketed.

(iii)	On the Remarketing Settlement Date of any Successful Remarketing,
(A)

if the Closing Sale Price of the Common Stock on the related Remarketing Date is less than the Reference Price, the Conversion Rate shall increase to an amount equal to $1,000, divided by 120% of the Closing Sale Price of the Common Stock on such Remarketing Date (rounded to the nearest ten-thousandth share); and

(B)	if the Closing Sale Price of the Common Stock on the related Remarketing Date is greater than or equal to the Reference Price, the Corporation shall not change the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate as increased pursuant to this Section IIIA(12)(b) exceed 45.1000 shares of Common Stock per share of Convertible Preferred Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section IIIA(11).

(iv)	For the avoidance of doubt, the Corporation shall not decrease the Conversion Rate or the Dividend Rate in connection with a Successful Remarketing.
(v)

Any modified terms of the Convertible Preferred Stock in connection with a Remarketing shall apply to every share of Convertible Preferred Stock, whether or not the holder of such shares elected to participate in the Remarketing.  Dividends shall continue to be payable on the Convertible Preferred Stock quarterly, when, as and if declared by the Board of Directors.

(vi)	The Corporation shall (A) notify each of the Transfer Agent and the Conversion Agent by an

Authorized Officer’s certificate delivered to the Transfer Agent and the Conversion Agent and (B) request the Depositary to notify its Depositary Participants holding shares of Convertible Preferred Stock, in each case, of the Increased Rate(s) on the Business Day following the date of a Successful Remarketing.

(vii)

In the event of an Unsuccessful Final Remarketing, an Unsuccessful Optional Remarketing, or if no Applicable Ownership Interests in Convertible Preferred Stock are included in Corporate Units and none of the holders of the Separate Shares of Convertible Preferred Stock elect to have their shares of Convertible Preferred Stock remarketed in any Remarketing, neither the Dividend Rate nor the Conversion Rate shall be modified.

(viii)

If there is an Unsuccessful Remarketing, the Corporation shall cause a notice of the Unsuccessful Remarketing to be published before the open of business on the Business Day following the Applicable Remarketing Period.  This notice shall be validly published by making a timely release to any appropriate news agency, including, without limitation, Bloomberg Business News and the Dow Jones News Service.

(13)	[Reserved]
(14)	Effect of Recapitalizations, Reclassifications and Changes of Common Stock.
(a)	The following events are defined as “Reorganization Events”:
(i)	any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination);
(ii)	any consolidation, merger or combination involving the Corporation;
(iii)	any sale, lease or other transfer to another Person of the consolidated assets of the Corporation and its Subsidiaries substantially as an entirety; or
(iv)	any statutory exchange of the Common Stock;

in each case as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (“Exchange Property”).

(b)

At and after the effective time of a Reorganization Event, the Conversion Rate shall be determined by reference to the value of an Exchange Property Unit, and the Corporation shall deliver, upon settlement of any conversion of Convertible Preferred Stock, a number of Exchange Property Units equal to the number of shares of Common Stock that the Corporation would otherwise be required to deliver.  However, at and after the effective time of the Reorganization Event, (i) the Corporation shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of the Convertible Preferred Stock in accordance with Section IIIA(9)(d) and (ii)(x) any amount payable in cash upon conversion of the Convertible Preferred Stock in accordance with Section IIIA(9)(d) shall continue to be payable in cash, (y) any shares of Common Stock that the Corporation would have been required to deliver upon conversion of Convertible Preferred Stock in accordance with Section IIIA(9)(d) shall instead be deliverable in the amount and type of Exchange Property that a holder of that number of shares of Common Stock would have been entitled to receive in such transaction and (z) the Daily VWAP and Fundamental Change Settlement Price shall be calculated based on the value of an Exchange Property Unit that a holder of one share of Common Stock would have received in such transaction.

(c)

In the event holders of Common Stock (other than any Constituent Person or Affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the Exchange Property Unit that holders of the Convertible Preferred Stock are entitled to receive shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock.  The Corporation shall notify holders of the weighted average as soon as practicable after such determination is made.

(d)

If the holders in a Reorganization Event receive only cash in such transaction, then notwithstanding anything herein to the contrary for all conversions that occur after the effective date of such transaction (other than as set forth in

Section IIIA(10)(e) above for conversions in connection with a Fundamental Change where the relevant Stock Price is less than the Conversion Price) (i) the consideration due upon conversion of each share of Convertible Preferred Stock shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date, multiplied by the price paid per share of Common Stock in such transaction and (ii) the Corporation shall satisfy its conversion obligation by paying cash to converting holders on the second Scheduled Trading Day immediately following the Conversion Date.

(e)

In connection with any Reorganization Event, the Corporation shall amend this Section IIIA (1) to provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under Section IIIA(11) above, (2) in the case of any transaction that results in the common equity of any entity other than the Corporation (or, for the avoidance of doubt, the Corporation’s successor in such transaction) being included as Exchange Property, (x) by replacing references to the “Corporation” (and similar references) in the definitions of “Fundamental Change” with references to that other entity and (y) by causing the Dividend Blocker Provisions to apply to that other entity, with its equity securities being deemed stock ranking junior to the Convertible Preferred Stock for this purpose and (3) to include such additional provisions to protect the interests of the holders of Convertible Preferred Stock as the Board of Directors reasonably considers necessary by reason of the foregoing.  The Corporation shall not become party to any Reorganization Event unless its terms are consistent with the foregoing.

(f)

In connection with any adjustment to the Conversion Rate pursuant to this Section IIIA(14), the Corporation shall also adjust the Initial Dividend Threshold based on the number of shares of Common Stock comprising the Exchange Property and (if applicable) the value of any non-stock consideration comprising the Exchange Property.  If the Exchange Property is composed solely of non-stock consideration, the Initial Dividend Threshold shall be zero.

(g)

The Corporation shall cause notice of the application of this Section IIIA(14) to be delivered to each holder of the Convertible Preferred Stock at the address of such holder as it appears in the stock register within twenty (20) days after the occurrence of any of the events specified in Section IIIA(14)(a) and shall publish such information on its website.  Failure to deliver such notice shall not affect the legality or validity of any conversion right pursuant to this Section IIIA(14).

(h)

The above provisions of this Section IIIA(14) shall similarly apply to successive Reorganization Events, and the provisions of Section IIIA(11) shall apply to any shares of Capital Stock received by the holders of Common Stock in any such Reorganization Event.

(15)

Rights Issued in Respect of Common Stock Issued Upon Conversion.  If the Corporation has in effect a rights plan while any shares of Convertible Preferred Stock remain outstanding, holders of Convertible Preferred Stock shall receive, upon a conversion of Convertible Preferred Stock, in addition to shares of Common Stock, if any, rights under the Corporation’s shareholder rights agreement unless, prior to such conversion, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation as if the Corporation had distributed to all holders of the Common Stock, Capital Stock of the Corporation (other than Common Stock), evidences of indebtedness, the Corporation’s assets or properties pursuant to Section IIIA(11)(c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(16)	Voting Rights.
(a)

The holders of record of shares of the Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section IIIA(16), as otherwise provided in the Articles of Incorporation or as otherwise provided by law.

(b)

The affirmative vote of holders of at least two-thirds of the Outstanding shares of the Convertible Preferred Stock and all other class or series of Parity Stock upon which like voting rights have been conferred, voting as a single class, in person or by proxy, at an annual meeting of the Corporation’s stockholders or at a special meeting called for the purpose, or by written consent in lieu of such a meeting, shall be required for the following events:

(i)	to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock, or reclassify any Capital Stock of the Corporation into any such shares of Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock;

(ii)

to alter, repeal or amend any provisions of the Articles of Incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the Convertible Preferred Stock; or

(iii)

to consummate a binding share exchange or reclassification involving the shares of Convertible Preferred Stock or a merger or consolidation of the Corporation with another entity, unless either (A) the shares of Convertible Preferred Stock remain outstanding and have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (B) in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, the shares of Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, such surviving or resulting entity or ultimate parent is organized under the laws of the United States, any state thereof or the District of Columbia and treated as a corporation for U.S. federal income tax purposes, and such preference securities have rights, preferences, privileges and voting powers, taken as a whole, that are no less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Convertible Preferred Stock immediately prior to such consummation, taken as a whole;

provided that the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to pre-emptive or similar rights or otherwise, of any series of preferred stock (including the Convertible Preferred Stock) constituting Junior Stock or Parity Stock, shall not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Convertible Preferred

Stock, and shall not require the affirmative vote or consent of the holders of the Convertible Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified above would adversely affect one or more but not all series of Parity Stock (including the Convertible Preferred Stock for this purpose), then only the one or more series of Parity Stock adversely affected and entitled to vote, rather than all series of Parity Stock, shall vote as a class.

(c)

So long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Convertible Preferred Stock, and limitations and restrictions thereof, the Corporation may amend, alter, supplement, or repeal any terms of the Convertible Preferred Stock without the consent of the holders of the Convertible Preferred Stock, for the following purposes:

(i)

to cure any ambiguity or mistake, or to correct or supplement any provision contained in this Article IIIA establishing the terms of the Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in in this Article IIIA;

(ii)

to make any provision with respect to matters or questions relating to the Convertible Preferred Stock that is not inconsistent with the provisions of this Article IIIA establishing the terms of the Convertible Preferred Stock, including, but not limited to, the filing with the Secretary of the State Articles of Amendment to reflect the amended terms (if any) of the Convertible Preferred Stock in connection with a Successful Remarketing;

(iii)	to waive any of the Corporation’s rights with respect thereto; or
(iv)	to make any other change to the terms of the Convertible Preferred Stock;

provided that any such amendment, alteration, supplement or repeal of any terms of the Convertible Preferred Stock effected in order to (1) conform the terms thereof to the description of the terms of the Convertible Preferred Stock set forth under “Description of the Convertible Preferred

Stock” in the Preliminary Prospectus Supplement (as supplemented and/or amended by the Pricing Term Sheet) or (2) implement the changes to the Convertible Preferred Stock as set forth in Section IIIA(12) above in connection with a Successful Remarketing, in each case, shall be deemed not to adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Convertible Preferred Stock.

Holders of Convertible Preferred Stock shall not be entitled to vote with respect to (A) any increase in the number of the authorized shares of Common Stock or Preferred Stock, (B) any increase in the number of authorized shares of Convertible Preferred Stock, or (C) the creation, issuance or increase in the number of authorized shares of any Junior Stock or Parity Stock, except as set forth above.  Nor shall holders of Convertible Preferred Stock have any voting right with respect to, and the consent of the holders of any Convertible Preferred Stock is not required for, any corporate action, including any merger or consolidation involving the Corporation or a sale of all or substantially all of the assets of the Corporation, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of Convertible Preferred Stock, except as set forth above.  No holder of Common Stock or any other class or series of stock shall be entitled to vote with respect to any changes to the terms of the Convertible Preferred Stock or the adoption of any Articles of Amendment with respect thereto in connection with a Successful Remarketing as set forth in Section IIIA(12).

In addition, the voting power as provided above shall not apply, if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, the Corporation has redeemed upon proper procedures all outstanding shares of the Convertible Preferred Stock.

(d)

If at any time dividends on any shares of Convertible Preferred Stock have not been declared and paid in full for six or more Dividend Periods, whether or not consecutive, then the holders of shares of Convertible Preferred Stock (voting together as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the Convertible Preferred Stock and each such other class or series of

Preferred Stock)) shall be entitled to elect two additional directors of the Corporation (each, a “Convertible Preferred Stock Director”) at the next annual meeting of stockholders (or at a special meeting of the Corporation’s stockholders called for such purpose in the manner described below, whichever is earlier) and each subsequent meeting until all dividends accumulated on the Convertible Preferred Stock and all other series of Parity Stock upon which like voting rights have been conferred and are exercisable have been fully paid or a sum sufficient for payment is set aside for payment.  In such a case, the number of directors serving on the Board of Directors shall be increased by two.  The term of office of such Convertible Preferred Stock Directors will terminate immediately upon the termination of the right of the holders of Convertible Preferred Stock and such Parity Stock to vote for directors.  Each holder of shares of the Convertible Preferred Stock will have one vote for each share of Convertible Preferred Stock held.  At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Convertible Preferred Stock pursuant to this Section IIIA(16)(d), or if a vacancy shall exist in the office of any Convertible Preferred Stock Director, the Board of Directors may, and upon written request of the holders of record of at least 10% of the Outstanding Convertible Preferred Stock and all other series of Parity Stock upon which like voting rights have been conferred and are exercisable addressed to the Chairman of the Board of the Corporation shall, call a special meeting of the holders of the Convertible Preferred Stock and all other series of Parity Stock upon which like voting rights have been conferred and are exercisable (voting together as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable) for the purpose of electing the Convertible Preferred Stock Director(s) that such holders are entitled to elect; provided that, if such written request is received within 90 days before the date fixed for the next annual or special meeting of stockholders, the Board of Directors may disregard the request and the Convertible Preferred Stock Directors shall be elected at such annual or special meeting of stockholders.  At any meeting held for the purpose of electing a Convertible Preferred Stock Director, the presence in person or by proxy of the holders of at least a majority of the Outstanding Convertible Preferred Stock shall be required to constitute a quorum of such Convertible Preferred Stock and the Convertible Preferred Stock Directors shall be elected by a plurality of the votes cast.  Each Convertible Preferred Stock Director shall be entitled to one vote on any matter before the Board of Directors.  Each Convertible Preferred Stock Director shall serve until such director’s successor is duly elected and qualifies or until such director’s right to serve as a director terminates as described above, whichever occurs earlier.  The Convertible Preferred Stock Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Convertible Preferred Stock and Parity Stock having like voting rights to vote as a class for Convertible Preferred Stock Directors as herein provided, and upon such termination, the Convertible Preferred Stock Directors then in office shall forthwith resign and the number of directors serving on the Board of Directors will be reduced accordingly.

(17)

Transfer Agent and Registrar.  The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Convertible Preferred Stock shall be Broadridge Corporation Issuer Solutions, Inc.  The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

(18)

Currency.  All shares of Convertible Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency.  All references herein to “$”or “dollars” refer to U.S. currency.

(19)	Form.
(a)

Shares of the Convertible Preferred Stock shall be issued in fully registered, certificated form and may be issued in the form of one or more permanent global shares of Convertible Preferred Stock registered in the name of the Depositary or its nominee (each, a “Global Preferred Share”), which shall be substantially in the form set forth in Exhibit A.  Convertible Preferred Stock represented by the Global Preferred Shares will be exchangeable for other certificates evidencing shares of Convertible Preferred Stock only (x) if the Depositary (A) has notified the Corporation that it is unwilling or unable to continue as depository for the Global Preferred Shares or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Corporation within 90 days after such notice or cessation, (y) if the Corporation determines at any time that the shares of Convertible Preferred Stock shall no longer be represented by Global Preferred Shares, in which case it shall inform the Depositary of such determination, or (z) following the request of a beneficial owner of Convertible Preferred Stock seeking to exercise or enforce its rights with respect to its shares of Convertible Preferred Stock.  In any such case, such new certificates evidencing shares of Convertible Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar.  Except as provided above, owners of beneficial interest in a Global Preferred Share will not be entitled to receive certificates evidencing shares of Convertible Preferred Stock.  Unless and until such Global Preferred Share is exchanged for other certificates evidencing shares of Convertible Preferred Stock, Global Preferred Shares may be transferred, in whole but not in part, and any payments on the Convertible Preferred Stock shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

(b)

To the extent permitted by applicable procedures of the Depositary, certificates evidencing shares of the Convertible Preferred Stock may be issued to represent fractional shares with a Liquidation Preference of $100 and integral multiples of $100 in excess thereof.

The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).  The Global Preferred Shares shall be deposited with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned by the Transfer Agent and registered by the Registrar as hereinafter provided.  The aggregate number of shares represented by the Global Preferred Shares, or any one Global Preferred Share, may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.  At such time as all interests in a Global Preferred Share have been converted, canceled, repurchased or transferred, such Global Preferred Share shall be, upon receipt thereof, canceled by the Corporation in accordance with standing procedures and existing instructions between the Depositary and the Corporation.

This Section IIIA(19) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary.  The Corporation shall execute and the Registrar shall, in accordance with this Section IIIA(19), countersign and deliver one or more Global Preferred Shares in accordance with the terms hereof that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.  Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Article IIIA, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the registered holder of the Convertible Preferred Stock or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share.

The Corporation’s Chief Executive Officer, President, or any Vice President and the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary shall sign the certificates evidencing the Convertible Preferred Stock for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.  If such an individual whose signature is on a share certificate no longer holds that office at the time the Transfer Agent authenticates the certificate, such certificate shall be valid nevertheless.  A certificate evidencing shares of Convertible Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such certificate.  The signature shall be conclusive evidence that such certificate has been authenticated under this Article IIIA.  Each share certificate shall be dated the date of its authentication.

(20)

Reissuance and Retirement.  Shares of Convertible Preferred Stock that have been redeemed or converted in accordance herewith or automatically delivered to the Corporation following an Unsuccessful Final Remarketing pursuant to the Purchase Contract and Pledge Agreement, in each case, shall be retired and shall not be reissued as shares of Convertible Preferred Stock hereunder, but the number of shares so retired shall revert to the status of authorized but unissued shares of Preferred Stock of the Corporation.

(21)	Paying Agent and Conversion Agent.
(a)

The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Convertible Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”).  The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation.  Initially, Deutsche Bank Trust Company Americas is appointed by the Corporation as the Paying Agent and Conversion Agent.  The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine.  The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent.  The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder.  The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation.  If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such.  The Corporation or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent.

(b)

Payments due on the Convertible Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose.  Payments shall be payable by United States dollar check drawn on, or wire transfer (provided that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Convertible Preferred Stock register.  Notwithstanding the foregoing, payments due in respect of the Global Preferred Shares shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.

(22)	Headings. The headings of the subsections of this Article IIIA are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.
(23)

Rights of Holders. No person or entity, other than the person or entity in whose name a certificate representing the Convertible Preferred Stock is registered, shall have any rights hereunder or with respect to the Convertible Preferred Stock, the Corporation shall recognize the registered owner thereof as the sole owner for all purposes, and no other person or entity (other than the Corporation) shall have any benefit, right, claim or remedy hereunder.

(24)

Withholding. Notwithstanding anything to the contrary, the Corporation or any agent of the Corporation shall have the right to deduct and withhold from any payment or distribution (or deemed distribution) made with respect to any share of Convertible Preferred Stock (or the delivery of shares of Common Stock and/or cash upon conversion of Convertible Preferred Stock) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or delivery) under applicable tax law without liability therefor.  To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid (or delivered) to the applicable holder of Convertible Preferred Stock.  In the event the Corporation or any agent of the Corporation previously remitted any amounts to a governmental entity which was not actually withheld at the source on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) or delivery with respect to any share of Convertible Preferred Stock with respect to an applicable holder of Convertible Preferred Stock, the Corporation and any such agent shall be entitled to offset any such amounts against any future amounts otherwise payable or deliverable to the applicable holder hereunder or under any other instrument or agreement.”

Article IIIB.	4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock

There shall be a series of Preferred Stock, without par value, of the Corporation, having the designation and the powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, as follows:

(1)

Number and Designation. 800,000 shares of the Preferred Stock of the Corporation shall be designated as “4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock” (the “Series B Preferred Stock”). The Corporation may authorize and issue additional shares of Series B Preferred Stock at any time and from time to time without notice to, or the consent of, the holders of the Series B Preferred Stock, and such additional shares of Series B Preferred Stock will be deemed to form a single series together with all outstanding shares of the Series B Preferred Stock. Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock, except as to the respective dates from which dividends thereon shall accumulate, to the extent such dates may differ as permitted pursuant to Section IIIB(4)(a) below.

(2)

Certain Definitions.  As used in this Article IIIB, the following terms shall have the meanings given to them in this Section IIIB(2).  Any capitalized terms used but not otherwise defined herein shall have the meaning set forth elsewhere in the Articles of Incorporation, unless the context otherwise requires.

“Agent Members” has the meaning specified in Section IIIB(16) hereof.

“Articles of Incorporation” means the Articles of Incorporation of the Corporation, as amended and restated, and as further amended from time to time.

“Board of Directors” means the board of directors of the Corporation or a duly authorized committee of that board.

“Business Day” means any day other than a Saturday or a Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“close of business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, no par value, of the Corporation.

“Corporation” means Dominion Energy, Inc., a corporation organized and existing under the laws of the Commonwealth of Virginia, and shall include any successor to such Corporation.

“Depositary” means DTC or its successor depositary designated by the Corporation.

“Dividend Payment Date” has the meaning specified in Section IIIB(4).

“Dividend Period” with respect to the Series B Preferred Stock means each period commencing on (and including) a Dividend Payment Date and continuing to, but excluding, the next succeeding Dividend Payment Date or any earlier redemption date, except that the first Dividend Period for the initial issuance of Series B Preferred Stock shall commence on (and include) the Issue Date.

“Dividend Record Date” has the meaning specified in Section IIIB(4).

“DTC” means The Depositary Trust Company, New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Call Date” means December 15, 2024.

“Five-year U.S. Treasury Rate” means, as of any Reset Dividend Determination Date, as applicable, (i) an interest rate (expressed as a decimal) determined to be the per annum rate equal to the arithmetic mean, for the immediately preceding week, of the daily yields to maturity for U.S. Treasury securities with a maturity of five years from the next Reset Date and trading in the public securities markets or (ii) if the H.15(519) is not published during the week preceding the Reset Dividend Determination Date, or does not contain such yields, then the rate will be determined by interpolation between the arithmetic mean, for the immediately preceding week, of the daily yields to maturity for each of the two series of U.S. Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Reset Date following the next succeeding Reset Dividend Determination Date, and (B) the other maturity as close as possible to, but later than, the Reset Date following the next succeeding Reset Dividend Determination

Date, in each case as published in the most recent H.15(519) under the caption “Treasury Constant Maturities” as the yield on actively traded U.S. Treasury securities adjusted to constant maturity.  If the Five-year U.S. Treasury Rate cannot be determined pursuant to the methods described in clauses (i) or (ii) above, then the Five-year U.S. Treasury Rate will be the same interest rate determined for the immediately preceding Reset Dividend Determination Date, or if this sentence is applicable with respect to the first Reset Dividend Determination Date, 1.657%.

“Global Series B Preferred Share” has the meaning specified in Section IIIB(16)(a).

“H.15(519)” means the statistical release designated as such, or any successor publication, published by the Board of Governors of the U.S. Federal Reserve System, and “Most recent H.15(519)” means the H.15(519) published closest in time but prior to the close of business on the second Business Day prior to the applicable Reset Date.

“Issue Date” shall mean December 13, 2019.

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of Capital Stock of the Corporation the terms of which do not expressly provide that such Capital Stock ranks either (x) senior to the Series B Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on a parity with the Series B Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Preference” has the meaning specified in Section IIIB(5).

“Nonpayment Event” has the meaning specified in Section IIIB(8)(b).

“Parity Stock” means (i) the Series A Preferred Stock and (ii) each other class or series of Capital Stock of the Corporation issued after the Issue Date, the terms of which expressly provide that such Capital Stock shall rank on a parity with the Series B Preferred Stock as to dividend rights and rights upon the Corporation’s liquidation, winding-up or dissolution.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A Preferred Stock and the Series B Preferred Stock.

“Preferred Stock Directors” has the meaning specified in Section IIIB(8)(b).

“Preliminary Prospectus Supplement” means the preliminary prospectus supplement relating to the Series B Preferred Stock filed by the Corporation with the SEC on December 2, 2019, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-219088.

“Pricing Term Sheet” means the pricing term sheet relating to the Series B Preferred Stock filed by the Corporation with the SEC and dated December 2, 2019, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-219088.

“Prospectus” means the prospectus relating to certain securities of the Corporation filed by the Corporation with the SEC on December 2, 2019 together with the Preliminary Prospectus Supplement, a copy of which is available at the SEC’s website, http://www.sec.gov, under file number 333-219088.

“Ratings Event” means that any nationally recognized statistical rating organization as defined in Section 3(a)(62) of the Exchange Act or in any successor provision thereto, that then publishes a rating for the Corporation (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Series B Preferred Stock, which amendment, clarification or change results in: (i) the shortening of the length of time the Series B Preferred Stock is assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Series B Preferred Stock; or (ii) the lowering of the equity credit (including up to a lesser amount) assigned to the Series B Preferred Stock by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Series B Preferred Stock.

“Registrar” shall have the meaning assigned to it in Section IIIB(14) hereof.

“Reset Date” means the First Call Date and each date falling on the fifth anniversary of the preceding Reset Date.

“Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling two business days prior to the beginning of such Reset Period.

“Reset Period” means the period from and including the First Call Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

“Senior Stock” means each class or series of Capital Stock of the Corporation issued after the Issue Date, the terms of which expressly provide that such Capital Stock shall rank senior to the Series B Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Series A Preferred Stock” means the Corporation’s 1.75% Series A Cumulative Perpetual Convertible Preferred Stock, with no par value and liquidation preference $1,000 per share.

“Transfer Agent” shall have the meaning assigned to it in Section IIIB(14) hereof.

“Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section IIIB(8)(b)below) or any other matter as to which the holders of Series B Preferred Stock are entitled to vote as specified in Section IIIB(8) of these Articles, any and all classes or series of Preferred Stock (other than Series B Preferred Stock), that rank equally with Series B Preferred Stock either as to the payment of dividends (whether cumulative or non-cumulative) or as to the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

(3)

Rank.  The Series B Preferred Stock, with respect to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Corporation, as applicable, shall rank (i) senior to all Junior Stock, (ii) on a parity with all Parity Stock and (iii) junior to all Senior Stock and the Corporation’s existing and future indebtedness.  The Corporation may issue Parity Stock and Junior Stock at any time and from time to time in one or more series without notice to, or the consent of, the holders of the Series B Preferred Stock.

(4)	Dividends.
(a)

Rate.  (i) Subject to the rights of holders of any class of Capital Stock of the Corporation ranking senior to the Series B Preferred Stock with respect to dividends, holders of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the payment of dividends under Virginia law, cumulative cash dividends per each share of Series B Preferred Stock at the rate determined as set forth below in this Section IIIB(4) applied to the Liquidation Preference amount of $1,000 per share of Series B Preferred Stock.  Dividends on the Series B Preferred Stock shall accumulate daily and shall be cumulative from, and including, the Issue Date (or the most recent Dividend Payment Date through which dividends have been paid) and shall be payable semi-annually in arrears on the 15th day of each June and December, commencing on June 15, 2020 (each such date, a “Dividend Payment Date”); provided, that if any such Dividend Payment Date is a day that is not a Business Day, the dividend with respect to such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, without additional dividends, interest or other payment in respect of such delayed payment.  Dividends on Series B Preferred Stock shall be cumulative whether or not (i) the Corporation has earnings, (ii) the payment of such dividends is then permitted under Virginia law, (iii) those dividends are authorized or declared or (iv) the Corporation is party to any agreements that prohibit the current payment of dividends, including any agreements relating to the Corporation’s indebtedness.  Accordingly, if the Board of Directors does not declare a dividend on the Series B Preferred Stock payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend shall accumulate and an amount equal to such accumulated dividend shall become payable out of funds legally available therefor upon the liquidation, dissolution or winding-up of the affairs of the Corporation (or earlier redemption of such shares of Series B Preferred Stock), to the extent not paid prior to such liquidation, dissolution or winding-up or earlier redemption, as the case may be.  No interest, or sum of money in lieu of interest, shall be payable on any dividend payment that may be in arrears on the Series B Preferred Stock.

(i)

Dividends that are payable on Series B Preferred Stock on any Dividend Payment Date will be payable to holders of record of Series B Preferred Stock as they appear on the stock register of the Corporation as of the close of business on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (each, a “Dividend Record Date”) or, if the shares of Series B Preferred Stock are held as Global Preferred Shares, the Dividend Record Date shall be the Business Day immediately preceding the applicable Dividend Payment Date.  Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.  In the case of payments of accumulated dividends payable in arrears, the Dividend Record Date shall be such date fixed by the Board of Directors.

(ii)

Dividends payable on the Series B Preferred Stock, including dividends payable for any partial Dividend Period, shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.  Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.  Dividends payable on any Dividend Payment Date shall include dividends accumulated to, but excluding, such Dividend Payment Date.

(iii)

The initial dividend rate for the Series B Preferred Stock from and including the Issue Date to, but excluding, the First Call Date will be 4.65% per annum of the $1,000 liquidation preference per share.  On and after the First Call Date, the dividend rate on the Series B Preferred Stock for each Reset Period will be equal to the Five-year U.S. Treasury Rate as of the most recent Reset Dividend Determination Date plus a spread of 2.993%.

(iv)

The applicable dividend rate for each Reset Period will be determined by the calculation agent, as of the applicable Reset Dividend Determination Date.  Promptly upon such determination, the calculation agent will notify the Corporation of the dividend rate for the Reset Period.  The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period beginning on or after the First Call Date will be on file at the Corporation’s principal offices, will be made available to any holder of the Series B Preferred Stock upon request and will be final and binding in the absence of manifest error.

(b)

Priority of Dividends.  (i)  The Corporation shall not declare or pay, or set aside for payment, full dividends on the Series B Preferred Stock or any Parity Stock for any Dividend Period unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series B Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security.  When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series B Preferred Stock and any shares of Parity Stock on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the related Dividend Period), all dividends declared on the Series B Preferred Stock and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accumulated but unpaid dividends per share on the Series B Preferred Stock and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.  Any portion of such dividends not declared and paid (or declared and a sum sufficient for the payment thereof set aside) that are payable upon the Series B Preferred Stock and such Parity Stock in respect of such Dividend Period on such Dividend Payment Date shall accumulate, and an amount equal to such undeclared portion of such dividends shall become payable out of funds legally available for the payment of dividends upon the Corporation’s liquidation, dissolution or winding-up (or earlier redemption of such shares of Series B Preferred Stock and such Parity Stock), to the extent not paid prior to such liquidation, dissolution or winding- up or earlier redemption, as the case may be.

(i)

During any Dividend Period, so long as any shares of Series B Preferred Stock remain outstanding, unless the full cumulative dividends have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside) on the Series B Preferred Stock and any Parity Stock through the most recently completed Dividend Period for each such security: (x) no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in shares of Junior Stock); and (y) no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than (a) purchases, redemptions or other acquisitions of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of current or former employees, officers, directors or consultants of the Corporation or any of its Subsidiaries or in connection with Dominion Energy Direct or any successor plan thereto; (b) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy Common Stock existing prior to the commencement of the first Dividend Period for which dividends on the Series B Preferred Stock are unpaid, including under a contractually binding stock repurchase plan; (c) the purchase of, or the payment of cash in lieu of, fractional interests in Junior Stock (x) in connection with a bona fide acquisition of a business or (y) pursuant to the conversion or exchange provisions of such Junior Stock or securities convertible into or exchangeable for such Junior Stock; (d) any declaration of a dividend on the Capital Stock of the Corporation in connection with the implementation of a shareholders rights plan designed to protect the Corporation against unsolicited offers to acquire its Capital Stock, or the issuance of Capital Stock of the Corporation under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (e) dividends or distributions payable solely in Junior Stock, or warrants, options or rights to acquire Junior Stock (other than dividends or distributions of any indebtedness, Parity Stock or Senior Stock, in each case, convertible into, or having other rights to acquire, Junior Stock); or (f) conversions of any Junior Stock into, or exchanges of any Junior Stock for, a class or series of other Junior Stock.

(ii)

The Series B Preferred Stock shall rank junior as to payment of dividends to any class or series of Senior Stock that the Corporation may issue in the future.  If at any time the Corporation has failed to pay, on the applicable payment date, accumulated dividends on any class or series of Senior Stock, the Corporation may not pay any dividends on the outstanding Series B Preferred Stock or redeem or otherwise repurchase any shares of Series B Preferred Stock until the Corporation has paid or set aside for payment the full amount of the unpaid dividends on the Senior Stock that must, under the terms of such securities, be paid before the Corporation may pay dividends on, or redeem or repurchase, the Series B Preferred Stock.

(iii)

Notwithstanding anything herein to the contrary, no dividends on the Series B Preferred Stock shall be declared and paid (or declared and a sum sufficient for the payment thereof set aside) at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such declaration and payment (or declaration and setting aside a sum sufficient for the payment thereof) under any such agreement would constitute a breach thereof or a default thereunder, or if the declaration and payment (or the declaration and setting aside a sum sufficient for the payment thereof) would constitute a breach of or a default under any such agreement or shall be restricted or prohibited by law.

(c)

Subject to the foregoing, dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock and any other shares of Junior Stock from time to time out of any funds legally available for such payment, and the Series B Preferred Stock shall not be entitled to participate in any such dividend.

(5)	Liquidation Preference.
(a)

In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock (with respect to liquidation rights), holders of Series B Preferred Stock shall be entitled to receive $1,000 per share of Series B Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not authorized or declared), accumulated and unpaid thereon, if any, up to, but excluding, the date of final distribution to such holders, but subject to the prior payment in full of all the Corporation’s liabilities and the payment of Senior Stock.  If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, are insufficient to pay in full the preferential amount aforesaid and liquidating payments on Series B Preferred Stock and any other Parity Stock (with respect to liquidation rights only), then such assets, or the proceeds thereof, shall be distributed among the holders of the Series B Preferred Stock and any other Parity Stock (with respect to liquidation rights) ratably in proportion to the respective amounts that would be payable on such shares of Series B Preferred Stock and any such Parity Stock, send a written notice by first class mail to each holder of record of the Series B Preferred Stock at such holder’s registered address, of any event triggering the right to receive a distribution in connection with any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(b)

Neither the consolidation or merger of the Corporation with or into any other Person, nor the voluntary sale, lease, transfer or conveyance of all or substantially all of the Corporation's property or assets shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

(c)

Subject to the rights of the holders of any Parity Stock (with respect to liquidation rights), after payment has been made in full to the holders of the Series B Preferred Stock, as provided in this Section IIIB(5), holders of Junior Stock (with respect to liquidation rights) shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series B Preferred Stock shall not be entitled to share therein.

(6)	No Maturity. The Series B Preferred Stock has no maturity date or mandatory conversion date.
(7)	Redemption.
(a)

Optional Redemption.  The Corporation may, at its option, redeem the shares of Series B Preferred Stock at the time outstanding, upon notice given as provided in Section IIIB(7)(c) below, (i) in whole or in part, from time to time, on the First Call Date or any subsequent Reset Date, at a redemption price in cash equal to $1,000 per share of Series B Preferred Stock, plus an amount equal to accumulated and unpaid dividends (whether or not declared) to, but excluding, the date fixed for redemption, or (ii) in whole but not in part, within 120 days after the conclusion of any review or appeal process instituted by the Corporation following the occurrence of a Ratings Event, at a redemption price in cash equal to $1,020 per share of Series B Preferred Stock, plus an amount equal to accumulated and unpaid dividends (whether or not declared) to, but excluding, such redemption date.

The redemption price for any shares of Series B Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent.  Any declared and unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not constitute a part of or be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on the Dividend Record Date relating to such Dividend Payment Date as provided in Section IIIB(5) above.

(b)

No Sinking Fund.  The Series B Preferred Stock will not be subject to any mandatory redemption, sinking fund, retirement fund or purchase fund or other similar provisions.  Holders of Series B Preferred Stock will have no right to require redemption, repurchase or retirement of any shares of Series B Preferred Stock.

(c)

Notice of Redemption.  Notice of every redemption of shares of Series B Preferred Stock shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation.  Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption.  Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series B Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred

Stock.  Notwithstanding the foregoing, if the Series B Preferred Stock is issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series B Preferred Stock at such time and in any manner permitted by such facility.  Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (5) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accumulate from and after such redemption date.

(d)

Partial Redemption.  In case of any redemption of only part of the shares of Series B Preferred Stock at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot (or, in the event the Series B Preferred Stock is in the form of Global Series B Preferred Stock in accordance with the applicable procedures of DTC).  Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series B Preferred Stock shall be redeemed from time to time.  If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e)

Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accumulate on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest.  Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

(f)	No Redemption at the Option of the Holder. Holders of the Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock.
(8)	Voting Rights.
(a)	General. The holders of Series B Preferred Stock shall not have any voting rights except as set forth below or as otherwise from time to time required by law.
(b)

Right to Elect Two Directors Upon Nonpayment Events.  If and whenever dividends on any shares of Series B Preferred Stock shall not have been paid in full for the equivalent of three semi-annual full Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall be increased by two and the holders of Series B Preferred Stock, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, with each series having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such series, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of the Series B Preferred Stock, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 10% of the Series B Preferred Stock or of any other such series of Voting

Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation.  Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series B Preferred Stock or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section IIIB(10) below, or as may otherwise be required by law.

If and when all accumulated and unpaid dividends on the Series B Preferred Stock and all other voting preferred stock shall have been paid in full or declared and a sum sufficient for payment thereof set aside for payment, through the most recently completed Dividend Period following a Nonpayment Event, then the right of the holders of Series B Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event pursuant to this Section IIIB(8) and the number of Dividend Periods in which dividends have not been paid shall be reset to zero), and, if and when any rights of holders of Series B Preferred Stock and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class).  So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series B Preferred Stock and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class).  Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote.  Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided

(c)

Other Voting Rights.  So long as any shares of Series B Preferred Stock are outstanding, in addition to any other vote or consent of stockholders required by law or by the Articles of Incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series B Preferred Stock and any Voting Preferred Stock (subject to the last paragraph of this Section IIIB(8)(c)) at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

(i)

Authorization of Senior Stock.  Any amendment or alteration of the Articles of Incorporation or these Articles of Amendment to authorize or create, or increase the authorized amount of, any shares of any class or series of Capital Stock of the Corporation ranking senior to the Series B Preferred Stock with respect to the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding-up of the affairs of the Corporation;

(ii)

Amendment of Series B Preferred Stock.  Any amendment, alteration or repeal of any provision of the Articles of Incorporation or these Articles of Amendment so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock, taken as a whole; or
(iii)

Share Exchanges, Reclassifications, Mergers and Consolidations.  Any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series B Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such Series B Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section IIIB(8)(c), any increase in the amount of the authorized or issued Series B Preferred Stock or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series B Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding-up of the affairs of the Corporation will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series B Preferred Stock and shall not require the affirmative vote or consent of the holders of the Series B Preferred Stock.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section IIIB(8)(c) would materially and adversely affect the Series B Preferred Stock and one or more, but not all, series of Voting Preferred Stock (including the Series B

Preferred Stock for this purpose), then only the Series B Preferred Stock and such series of Voting Preferred Stock as are materially and adversely affected by and entitled to vote shall vote on the matter together as a single class (in lieu of all other series of Voting Preferred Stock).

(d)

Changes for Clarification.  To the fullest extent permitted by law, without the consent of the holders of the Series B Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series B Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Stock for the following purposes: (i) to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument; (ii) to make any provision with respect to matters or questions relating to the Series B Preferred Stock that is not inconsistent with the provisions of these Articles of Amendment and that does not adversely affect the rights of any holder of the Series B Preferred Stock; or (iii) to make any other change that does not adversely affect the rights of any holder of the Series B Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Series B Preferred Stock, the Corporation may amend, alter, supplement or repeal any terms of the Series B Preferred Stock to conform the terms of the Series B Preferred Stock to the description thereof in the related Prospectus as supplemented and/or amended by the “Description of the Series B Preferred Stock” section of the Preliminary Prospectus Supplement for the Series B Preferred Stock, as further supplemented and/or amended by the related Pricing Term Sheet.

Holders of shares of Series B Preferred Stock shall not be entitled to vote with respect to any increase in the total number of authorized shares of Common Stock or preferred stock, any increase in the number of shares of the Series A Preferred Stock or the creation or issuance of any other class or series of Capital Stock, or any increase in the number of authorized shares of any other class or series of Capital Stock, in each case, ranking on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.

Holders of shares of Series B Preferred Stock will not have any voting rights with respect to, and the consent of the holders of shares of Series B Preferred Stock is not required for, the taking of any corporate action, including any merger or consolidation involving the Corporation or a sale of all or substantially all of the Corporation’s assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock, except as set forth above.

(e)

Changes after Provision for Redemption.  No vote or consent of the holders of Series B Preferred Stock shall be required pursuant to Section IIIB(8)(b) or (8)(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such subsections, all outstanding shares of Series B Preferred Stock shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section IIIB(7) above.

(f)

Procedures for Voting and Consents.  The rules and procedures for calling and conducting any meeting of the holders of Series B Preferred Stock (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the chairman of the meeting, in their discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Articles of Incorporation, the Corporation’s bylaws and applicable law.  Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series B Preferred Stock and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series B Preferred Stock are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

(9)

Record Holders.  To the fullest extent permitted by applicable law, the Corporation and the Transfer Agent for the Series B Preferred Stock may deem and treat the record holder of any share of Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor such Transfer Agent shall be affected by any notice to the contrary.
(10)

Notices.  All notices or communications in respect of Series B Preferred Stock shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in these Articles of Amendment, in the Articles of Incorporation or the Corporation’s bylaws or by applicable law.

(11)

No Preemptive Rights.  No share of Series B Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

(12)

No Other Rights.  The shares of Series B Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

(13)	No Conversion Rights. The shares of Series B Preferred Stock shall not be convertible into any other class of stock.
(14)

Transfer Agent and Registrar.  The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Series B Preferred Stock shall be Broadridge Corporation Issuer Solutions, Inc.  The Corporation may, in its sole discretion, remove the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

(15)

Currency.  All shares of Series B Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency.  All references herein to “$”or “dollars” refer to U.S. currency.

(16)	Form.
(a)

Shares of the Series B Preferred Stock shall be issued in fully registered, certificated form and may be issued in the form of one or more permanent global shares of Series B Preferred Stock registered in the name of the Depositary or its nominee (each, a “Global Series B Preferred Share”), which shall be substantially in the form set forth in Exhibit A.  Series B Preferred Stock represented by the

Global Series B Preferred Shares will be exchangeable for other certificates evidencing shares of Series B Preferred Stock only (x) if the Depositary (A) has notified the Corporation that it is unwilling or unable to continue as depository for the Global Series B Preferred Shares or (B) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by the Corporation within 90 days after such notice or cessation, (y) if the Corporation determines at any time that the shares of Series B Preferred Stock shall no longer be represented by Global Series B Preferred Shares, in which case it shall inform the Depositary of such determination, or (z) following the request of a beneficial owner of Series B Preferred Stock seeking to exercise or enforce its rights with respect to its shares of Series B Preferred Stock.  In any such case, such new certificates evidencing shares of Series B Preferred Stock shall be registered in the name or names of the Person or Person specified by the Depositary in a written instrument to the Registrar.  Except as provided above, owners of beneficial interest in a Global Series B Preferred Share will not be entitled to receive certificates evidencing shares of Series B Preferred Stock.  Unless and until such Global Series B Preferred Share is exchanged for other certificates evidencing shares of Series B Preferred Stock, Global Series B Preferred Shares may be transferred, in whole but not in part, and any payments on the Series B Preferred Stock shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Corporation or to a nominee of such successor Depositary.

(b)

To the extent permitted by applicable procedures of the Depositary, certificates evidencing shares of the Series B Preferred Stock may be issued to represent fractional shares with a Liquidation Preference of $100 and integral multiples of $100 in excess thereof.

The Global Series B Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).  The Global Series B Preferred Shares shall be deposited with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned by the Transfer Agent and registered by the

Registrar as hereinafter provided.  The aggregate number of shares represented by the Global Series B Preferred Shares, or any one Global Series B Preferred Share, may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.  At such time as all interests in a Global Series B Preferred Share have been converted, canceled, repurchased or transferred, such Global Series B Preferred Share shall be, upon receipt thereof, canceled by the Corporation in accordance with standing procedures and existing instructions between the Depositary and the Corporation.

This Section IIIB(16) shall apply only to a Global Series B Preferred Share deposited with or on behalf of the Depositary.  The Corporation shall execute and the Registrar shall, in accordance with this Section IIIB(16), countersign and deliver one or more Global Series B Preferred Shares in accordance with the terms hereof that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar.  Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Article IIIB, with respect to any Global Series B Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Series B Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Series B Preferred Share for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the registered holder of the Series B Preferred Stock or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Series B Preferred Share.

The Corporation’s Chief Executive Officer, President, or any Vice President and the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary shall sign the certificates evidencing the Series B Preferred Stock for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.  If such an individual whose signature is on a share certificate no longer holds that office at the time the Transfer Agent authenticates the certificate, such certificate shall be valid nevertheless.  A certificate evidencing shares of Series B Preferred Stock shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such certificate.  The signature shall be conclusive evidence that such certificate has been authenticated under this Article IIIB.  Each share certificate shall be dated the date of its authentication.

(17)

Reissuance and Retirement.  Shares of Series B Preferred Stock that have been redeemed in accordance herewith shall be retired and shall not be reissued as shares of Series B Preferred Stock hereunder, but the number of shares so retired shall revert to the status of authorized but unissued shares of Preferred Stock of the Corporation.

(18)	Headings. The headings of the subsections of this Article IIIB are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.
(19)

Rights of Holders.  No person or entity, other than the person or entity in whose name a certificate representing the Series B Preferred Stock is registered, shall have any rights hereunder or with respect to the Series B Preferred Stock, the Corporation shall recognize the registered owner thereof as the sole owner for all purposes, and no other person or entity (other than the Corporation) shall have any benefit, right, claim or remedy hereunder.

(20)

Withholding.  Notwithstanding anything to the contrary, the Corporation or any agent of the Corporation shall have the right to deduct and withhold from any payment or distribution (or deemed distribution) made with respect to any share of Series B Preferred Stock such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or delivery) under applicable tax law without liability therefor.  To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes as having been paid (or delivered) to the applicable holder of Series B Preferred Stock.  In the event the Corporation or any agent of the Corporation previously remitted any amounts to a governmental entity which was not actually withheld at the source on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) or delivery with respect to any share of Series B Preferred Stock with respect to an applicable holder of Series B Preferred Stock, the Corporation and any such agent shall be entitled to offset any such amounts against any future amounts otherwise payable or deliverable to the applicable holder hereunder or under any other instrument or agreement.”
(21)

Calculation Agent.  Unless the Corporation has validly called all shares of the Series B Preferred Stock for redemption on the First Call Date, the Corporation will appoint a banking institution or trust company as calculation agent with respect to the Series B Preferred Stock prior to the Reset Dividend Determination Date preceding the First Call Date.  If the Corporation is unable to appoint a calculation agent using commercially reasonable efforts, the Corporation may appoint itself or an affiliate as calculation agent.  The Corporation may, in its sole discretion, remove the calculation agent in accordance with the agreement between the Corporation and the calculation agent; provided that the Corporation shall appoint a successor calculation agent who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Corporation shall send notice thereof in accordance with Section IIIB(10) hereof.

Article IV.	Offices

The principal office of the Corporation in the Commonwealth of Virginia is to be located in the City of Richmond.

Article V.	Directors

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than ten nor more than seventeen Directors, the exact number of Directors to be determined from time to time by resolution adopted by (i) the affirmative vote of a majority of the Directors then in office or (ii) the stockholders of the Corporation by a majority of the votes entitled to be cast at an election of directors.  Each Director shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.  No decrease in the number of directors shall shorten the term of any incumbent Director.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation applicable thereto, and such Directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.

If the office of any Director shall become vacant, the Directors at the time in office, whether or not a quorum, may, by majority vote of the Directors then in office, choose a successor who shall hold office until the next annual meeting of stockholders.  Vacancies resulting from the increase in the number of Directors shall be filled in the same manner.

A Director of the Corporation may be removed by stockholders of the Corporation only for cause and only if the number of votes cast to remove the Director constitutes a majority of the votes entitled to be cast at an election of Directors of the voting group by which the Director was elected.

Advance notice of stockholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

Notwithstanding any other provision of the Articles of Incorporation or the Bylaws, the affirmative vote of a majority of the votes entitled to be cast on the matter shall be required to amend, alter, change or repeal, or to adopt any provision inconsistent with the purpose and intent of, this Article V or Articles IV and XI of the Bylaws.

Article VI.	Limit on Liability and Indemnification
1.

To the full extent that the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors or officers, a Director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages.

2.

To the full extent permitted and in the manner prescribed by the Virginia Stock Corporation Act and any other applicable law, the Corporation shall indemnify a Director or officer of the Corporation who is or was a party to any proceeding by reason of the fact that he is or was such a Director or officer or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  The Board of Directors is hereby empowered, by majority vote of a quorum or disinterested Directors, to contract in advance to indemnify any Director or officer.

3.

The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in Section 2 of this Article who was or is a party to any proceeding, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the

Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in Section 2.

4.

The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by any such person in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

5.

In the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification made pursuant to Section 2 of this Article VI shall be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee.  If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each shall select a nominee, and the nominees shall select such special legal counsel.

6.

The provisions of this Article VI shall be applicable to all actions, claims, suits or proceedings commenced after the adoption hereof, whether arising from any action taken or failure to act before or after such adoption.  No amendment, modification or repeal of this Article shall diminish the rights provided hereby or diminish the right to indemnification with respect to any claim, issue or matter in any then pending or subsequent proceeding that is based in any material respect on any alleged action or failure to act prior to such amendment, modification or repeal.

7.	Reference herein to Directors, officers, employees or agents shall include former Directors, officers, employees and agents and their respective heirs, executors and administrators.

EXHIBIT A

1.75% SERIES A CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

Number: [__________][Initial]1 Number of Shares: [___________]

CUSIP NO.: 25746U 810

1.75% Series A Cumulative Perpetual Convertible Preferred Stock

(no par value)

(liquidation preference $1,000 per share)

of

DOMINION ENERGY, INC.

(organized under the laws of the Commonwealth of Virginia)

[INCLUDE FOR GLOBAL PREFERRED SHARES]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE ARTICLES OF INCORPORATION OF THE CORPORATION.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

[1]	Include for Global Preferred Shares.

DOMINION ENERGY, INC., a Virginia corporation (the “Corporation”), hereby certifies that [             ]2 [Cede & Co.]3, or registered assigns (the “Holder”) is the registered owner of 1Include for Global Preferred Shares.  []4 [a number of]5 fully paid and non-assessable shares of Preferred Stock of the Corporation designated the “1.75% Series A Cumulative Perpetual Convertible Preferred Stock,” with no par value and liquidation preference $1,000 per share (the “Convertible Preferred Stock”) [as set forth in Schedule A attached hereto]6.  The shares of Convertible Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Articles of Incorporation of the Corporation, as amended and restated, as the same may be amended from time to time in accordance with its terms (the “Articles of Incorporation”).  Capitalized terms used herein but not defined shall have the respective meanings given them in the Articles of Incorporation.  The Corporation will provide a copy of the Articles of Incorporation, the Purchase Contract and Pledge Agreement, the Preliminary Prospectus Supplement and the Pricing Term Sheet to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Convertible Preferred Stock set forth on the reverse hereof, and to Article IIIA of the Articles of Incorporation, which select provisions and Article IIIA of the Articles of Incorporation shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Articles of Incorporation and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Convertible Preferred Stock evidenced hereby shall not be entitled to any benefit under the Articles of Incorporation or be valid or obligatory for any purpose.

[2]	Include for certificated shares.
[3]	Include for certificated shares.
[4]	Include for certificated shares.
[5]	Include for Global Preferred Shares.
[6]	Include for Global Preferred Shares.

IN WITNESS WHEREOF, the undersigned duly authorized officers of Dominion Energy, Inc. have executed this Certificate as of the date set forth below.

By:

Name:

Title:

By:

Name:

Title:

Dated: ___________________________________

Transfer Agent’s Certificate of authentication

This is one of the certificates representing shares of Convertible Preferred Stock referred to in the within mentioned Articles of Incorporation.

BROADRIDGE CORPORATION

ISSUER SOLUTIONS, INC.,

as Transfer Agent

By:

Name:

Title:

Dated:

REVERSE OF SECURITY

DOMINION ENERGY, INC.

1.75% Series A Cumulative Perpetual Convertible Preferred Stock

In connection with a Successful Remarketing, the Board of Directors Designee, after consultation with the Remarketing Agent, may increase the Dividend Rate.  In addition, in connection with a Successful Remarketing, the Conversion Rate may increase as set forth in the Articles of Incorporation.  Holders of Convertible Preferred Stock shall be entitled to receive when, as and if authorized by the Board of Directors and declared by the Corporation, cumulative dividends on each share of Convertible Preferred Stock at the applicable Dividend Rate on the Liquidation Preference per share of the Convertible Preferred Stock, payable in cash, shares of Common Stock, or a combination of cash and shares of Common Stock, at the Corporation’s election (subject to the limitations described in Article IIIA of the Articles of Incorporation).

The shares of Convertible Preferred Stock shall be redeemable as provided in the Articles of Incorporation.  The shares of Convertible Preferred Stock shall be convertible in the manner and according to the terms set forth in the Articles of Incorporation.  If any Holder of shares of Convertible Preferred Stock elects to convert its shares in connection with a Fundamental Change, in certain circumstances, the Corporation will adjust the Conversion Rate for shares of Convertible Preferred Stock surrendered for conversion as set forth in Article IIIA of the Articles of Incorporation.

The Corporation shall furnish to any Holder upon written request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation in so far as they have been fixed and determined.

Assignment

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar.  The agent may substitute another to act for him or her.

Date: ___________________________

Signature: _________________________

(Sign exactly as your name appears on the other side of this 1.75% Series A Cumulative Perpetual Convertible Preferred Stock Certificate)

Signature Guarantee:____________________________7

[7]

Signature must be guaranteed by an “eligible guarantor institution”(i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert 1.75% Series A Cumulative
Perpetual Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) _________ shares of 1.75% Series A Cumulative Perpetual Convertible Preferred Stock (the “Convertible Preferred Stock”), represented by stock certificate No(s). _____ (the “Convertible Preferred Stock Certificates”) into shares of common stock, without par value (“Common Stock”), of Dominion Energy, Inc. (the “Corporation”) according to the conditions of the Articles of Incorporation of the Corporation, as amended and restated, as the same may be amended from time to time in accordance with its terms, establishing the terms of the Convertible Preferred Stock (the “Articles of Incorporation”), as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.  No fee will be charged to the holder for any conversion, except for transfer taxes, if any.  A copy of each Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue shares of Common Stock until the original Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles of Incorporation.

Date of Conversion: _______________________________________

Number of shares of Convertible Preferred Stock

to be Converted: _________________________________

Signature: __________________________________________________

Name:  ____________________________________________________

Address:8  __________________________________________________

Fax No.:  ___________________________________________________

[8]	Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A9

Dominion Energy, Inc.

Global Preferred Share
1.75% Series A Cumulative Perpetual Convertible Preferred Stock

The initial number of shares of Convertible Preferred Stock represented by this Global Preferred Share shall be [_______________].  The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar

[9]	Include for Global Preferred Shares.

EXHIBIT A

[FORM OF FACE OF CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF , TO DOMINION ENERGY, INC. OR BROADRIDGE CORPORATION SOLUTIONS, INC., AS TRANSFER AGENT (THE “TRANSFER AGENT”), AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF (AND ANY PAYMENT IS MADE TO , OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF ), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, , HAS AN INTEREST HEREIN.

TRANSFERS OF THIS [GLOBAL] SERIES B PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS [GLOBAL] SERIES B PREFERRED STOCK SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE RELATED CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

A-1

DOMINION ENERGY, INC.

Incorporated under the laws of
the Commonwealth of Virginia

4.65% SERIES B FIXED-RATE RESET CUMULATIVE REDEEMABLE

PERPETUAL PREFERRED STOCK

CUSIP: 25746UDD8

ISIN: US25746UDD81

THIS CERTIFICATE IS TRANSFERRABLE IN
NEW YORK, NY:

This is to certify that is the registered owner of shares of fully paid and non-assessable 4.65% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock, without par value and a liquidation preference of $1,000 per share of DOMINION ENERGY, INC., a Virginia corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:__________________

DOMINION ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

[Impression of Corporation Seal]

Countersigned and registered

BROADRIDGE CORPORATION ISSUER SOLUTIONS, INC.

By:__________________________

Authorized Officer

A-2

[FORM OF REVERSE OF CERTIFICATE]

dominion energy, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.  Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -		as tenants in common
TEN ENT -		as tenants by the entireties
JT TEN -		as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT -	Custodian
	(Cust)	(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list

A-3

For Value Received, the undersigned hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ____________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:____________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.

A-4